                                                                     EXHIBIT 4.1






                              DRYPERS CORPORATION,

                                     Issuer

                                      and

                             BANKERS TRUST COMPANY,

                                    Trustee


                              ____________________


                                   INDENTURE


                           Dated as of June 15, 1997


                             _____________________



                                  $115,000,000


                         10 1/4% Senior Notes due 2007

                     10 1/4% Series B Senior Notes due 2007

                             DRYPERS CORPORATION


              RECONCILIATION AND TIE BETWEEN TRUST INDENTURE ACT
             OF 1939 AND INDENTURE, DATED AS OF SEPTEMBER 30, 1996



TRUST INDENTURE
 ACT SECTION                                       INDENTURE SECTION


(S) 310(a)(1).....................................         608
   (a)(2).........................................         608
   (b)............................................         609
(S) 312(a)........................................         701
   (c)............................................         702
(S) 313(a)........................................         703
   (c)............................................         703
(S) 314(a)(4).....................................         1010(a)
   (c)(1).........................................         102
   (c)(2).........................................         102
   (e)............................................         102
(S) 315(a)........................................         601(a)
   (b)............................................         602
   (c)............................................         601(b)
   (d)............................................         601(c), 603
316(a)(last
   sentence)......................................         101 ("Outstanding")
   (a)(1)(A)......................................         502, 512
   (a)(1)(B)......................................         513
   (b)............................................         508
   (c)............................................         104(d)
(S) 317(a)(1).....................................         503
   (a)(2).........................................         504
   (b)............................................         1003
(S) 318(a)........................................         111


__________________________
Note: This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Indenture.

                               TABLE OF CONTENTS



                                                               Page
                                                               ----

PARTIES........................................................  1
RECITALS OF THE COMPANY........................................  1


                                  ARTICLE ONE

                       DEFINITIONS AND OTHER PROVISIONS
                            OF GENERAL APPLICATION

     SECTION 101.  Definitions.................................  1
          Acquired Debt........................................  2
          Act..................................................  2
          Affiliate............................................  2
          Agent................................................  3
          Asset Sale...........................................  3
          Authenticating Agent.................................  3
          Bankruptcy Law.......................................  3
          Board of Directors...................................  3
          Board Resolution.....................................  3
          Business Day.........................................  4
          Capital Stock........................................  4
          Capitalized Lease Obligation.........................  4
          Change of Control....................................  4
          Closing Date.........................................  4
          Commission...........................................  4
          Company..............................................  5
          Company Request or Company Order.....................  5
          Consolidated EBITDA..................................  5
          Consolidated Fixed Charge Coverage Ratio.............  6
          Consolidated Fixed Charges...........................  6
          Consolidated Net Worth...............................  6
          Corporate Trust Office...............................  7
          Custodian............................................  7
          Debt.................................................  7
          Default..............................................  7
          Defaulted Interest...................................  7
          Depositary...........................................  7

______________________
Note: This table of contents shall not, for any purpose, be deemed to be a part of the Indenture.

                                      ii
                                                               Page
                                                               ----
          Disqualified Stock...................................  8
          Equity Offering......................................  8
          Event of Default.....................................  8
          Exchange Act.........................................  8
          Exchange Notes.......................................  8
          Exchange Offer.......................................  8
          Exchange Offer Registration Statement................  9
          Generally Accepted Accounting Principles.............  9
          Hedging Obligations..................................  9
          Holder...............................................  9
          Indenture............................................  9
          Indenture Obligations................................  9
          Initial Notes........................................  9
          Initial Purchasers...................................  9
          Interest Payment Date................................ 10
          Investment........................................... 10
          Issuance Date........................................ 10
          Joint Venture........................................ 10
          Lien................................................. 10
          Maturity............................................. 10
          Net Cash Proceeds.................................... 10
          Note Register........................................ 11
          Notes................................................ 11
          Offering Memorandum.................................. 11
          Officers' Certificate................................ 11
          Opinion of Counsel................................... 11
          Outstanding.......................................... 11
          Paying Agent......................................... 12
          Permitted Investments................................ 12
          Person............................................... 14
          Predecessor Note..................................... 14
          Preferred Stock...................................... 14
          QIB.................................................. 14
          Qualified Equity Interest............................ 14
          Qualified Stock...................................... 14
          Redemption Date...................................... 14
          Redemption Price..................................... 14
          Registration Rights Agreement........................ 14
          Regular Record Date.................................. 14
                                      iii
                                                               Page
                                                               ----

          Responsible Officer.................................. 14
          Restricted Subsidiary................................ 15
          Revolving Credit Facility............................ 15
          Rule 144A............................................ 15
          Securities Act....................................... 15
          Shelf Registration Statement......................... 15
          Significant Subsidiary............................... 15
          Special Record Date.................................. 15
          Stated Maturity...................................... 15
          Subordinated Debt.................................... 15
          Subsidiary........................................... 16
          Subsidiary Guarantee................................. 16
          Subsidiary Guarantor................................. 16
          Trust Indenture Act.................................. 16
          Trustee.............................................. 16
          Unrestricted Subsidiary.............................. 16
          Government Obligations............................... 16
          Vice President....................................... 16
          Voting Stock......................................... 17
          Weighted Average Life................................ 17
          Wholly Owned Restricted Subsidiary................... 17
     SECTION 102.  Compliance Certificates and Opinions........ 17
     SECTION 103.  Form of Documents Delivered to Trustee...... 18
     SECTION 104.  Acts of Holders............................. 19
     SECTION 105.  Notices, Etc., to Trustee, the Company and
                   Subsidiary Guarantors....................... 20
     SECTION 106.  Notice to Holders; Waiver................... 20
     SECTION 107.  Effect of Headings and Table of Contents.... 21
     SECTION 108.  Successors and Assigns...................... 21
     SECTION 109.  Separability Clause......................... 21
     SECTION 110.  Benefits of Indenture....................... 21
     SECTION 111.  Governing Law............................... 22
     SECTION 112.  Legal Holidays.............................. 22
     SECTION 113.  No Personal Liability of Directors, Officers,
                   Employees, Stockholders or Incorporators.... 22
     SECTION 114.  Counterparts................................ 22
     SECTION 115.  Rules of Interpretation..................... 23
     SECTION 116.  Ancillary Agreements........................ 23
     SECTION 117.  Conflict with Trust Indenture Act........... 23
                                      iv
                                                                    PAGE
                                                                    ----
                                  ARTICLE TWO

                                  NOTE FORMS
     SECTION 201.  Forms Generally.................................. 23
     SECTION 202.  Restrictive Legends.............................. 24
     SECTION 203.  [INTENTIONALLY OMITTED].......................... 25
     SECTION 204.  Form of Face of Note............................. 26
     SECTION 205.  Form of Reverse of Note.......................... 29
     SECTION 206.  Form of Trustee's Certificate of Authentication.. 35

                                 ARTICLE THREE

                                   THE NOTES

     SECTION 301.  Title and Terms.................................. 35
     SECTION 302.  Denominations.................................... 36
     SECTION 303.  Execution, Authentication, Delivery and Dating... 36
     SECTION 304.  Temporary Notes.................................. 38
     SECTION 305.  Registration, Registration of Transfer and
                   Exchange......................................... 38
     SECTION 306.  Book-Entry Provisions for the Global Note........ 40
     SECTION 307.  Special Transfer Provisions...................... 41
     SECTION 308. Form of Certificate to Be Delivered in Connection with Transfers to Non-QIB Institutional Accredited
                   Investors........................................ 43
     SECTION 309.  [INTENTIONALLY OMITTED].......................... 45
     SECTION 310.  Mutilated, Destroyed, Lost and Stolen Notes...... 45
     SECTION 311.  Payment of Interest; Interest Rights Preserved... 46
     SECTION 312.  Persons Deemed Owners............................ 47
     SECTION 313.  Cancellation..................................... 47
     SECTION 314.  CUSIP Numbers.................................... 48

                                  ARTICLE FOUR

                           SATISFACTION AND DISCHARGE

     SECTION 401.  Satisfaction and Discharge of Indenture.......... 48
     SECTION 402.  Application of Trust Money....................... 49
                                       v
                                                                      PAGE
                                                                      ----
                                 ARTICLE FIVE

                             DEFAULTS AND REMEDIES

     SECTION 501.  Events of Default..................................  50
     SECTION 502.  Acceleration of Maturity; Rescission and Annulment.  51
     SECTION 503.  Collection of Debt and Suits for Enforcement by
                   Trustee............................................  52
     SECTION 504.  Trustee May File Proofs of Claim...................  53
     SECTION 505.  Trustee May Enforce Claims Without Possession of
                   Notes..............................................  54
     SECTION 506.  Application of Money Collected.....................  54
     SECTION 507.  Limitation on Suits................................  55
     SECTION 508.  Unconditional Right of Holders to Receive Principal,
                   Premium and Interest...............................  55
     SECTION 509.  Restoration of Rights and Remedies.................  56
     SECTION 510.  Rights and Remedies Cumulative.....................  56
     SECTION 511.  Delay or Omission Not Waiver.......................  56
     SECTION 512.  Control by Holders.................................  56
     SECTION 513.  Waiver of Past Defaults............................  57
     SECTION 514.  Waiver of Stay or Extension Laws...................  57
     SECTION 515.  Undertaking for Costs..............................  57
     SECTION 516.  Expenses of Enforcement............................  58

                                  ARTICLE SIX

                                  THE TRUSTEE

     SECTION 601.  Acceptance of Trusts; Certain Duties and
                   Responsibilities...................................  58
     SECTION 602.  Notice of Defaults.................................  59
     SECTION 603.  Certain Rights of Trustee..........................  59
     SECTION 604.  Trustee Not Responsible for Recitals or Issuance
                   of Notes...........................................  61
     SECTION 605.  May Hold Notes.....................................  61
     SECTION 606.  Money Held in Trust................................  61
     SECTION 607.  Compensation and Reimbursement.....................  61
     SECTION 608.  Corporate Trustee Required; Eligibility............  62
     SECTION 609.  Intervention by Trustee............................  63
     SECTION 610.  Resignation and Removal; Appointment of Successor..  63
     SECTION 611.  Acceptance of Appointment by Successor.............  64
     SECTION 612.  Merger, Conversion, Consolidation or Succession to
                   Business...........................................  65
                                      vi
                                                                       PAGE
                                                                       ----
                                 ARTICLE SEVEN

                     HOLDERS LISTS AND REPORTS BY TRUSTEE

     SECTION 701.  Company to Furnish Trustee Names and Addresses.....  65
     SECTION 702.  Disclosure of Names and Addresses of Holders.......  66
     SECTION 703.  Reports by Trustee.................................  66

                                 ARTICLE EIGHT

                    MERGER, CONSOLIDATION, OR SALE OF ASSETS

     SECTION 801.  Company May Consolidate, Etc., Only on Certain
                   Terms..............................................  66
     SECTION 802.  Successor Substituted..............................  68

                                  ARTICLE NINE

                    SUPPLEMENTS AND AMENDMENTS TO INDENTURE

     SECTION 901.  Supplemental Indentures Without Consent of Holders.  68
     SECTION 902.  Supplemental Indentures with Consent of Holders....  69
     SECTION 903.  Execution of Supplemental Indentures...............  70
     SECTION 904.  Effect of Supplemental Indentures..................  70
     SECTION 905.  Conformity with Trust Indenture Act................  70
     SECTION 906.  Reference in Notes to Supplemental Indentures......  70
     SECTION 907.  Notice of Supplemental Indentures..................  71

                                  ARTICLE TEN

                                   COVENANTS

     SECTION 1001.  Payment of Principal, Premium, if Any, and
                    Interest..........................................  71
     SECTION 1002.  Maintenance of Office or Agency...................  71
     SECTION 1003.  Money for Note Payments to Be Held in Trust.......  72
     SECTION 1004.  Corporate Existence...............................  73
     SECTION 1005.  Payment of Taxes and Other Claims.................  73
     SECTION 1006.  Maintenance of Properties.........................  74
     SECTION 1007.  Insurance.........................................  74
     SECTION 1008.  Compliance with Laws..............................  74
     SECTION 1009.  Limitation on Debt................................  74

                                                                       PAGE
                                                                       ----

     SECTION 1010.  Limitation on Restricted Payments.................  77
     SECTION 1011.  Purchase of Notes upon a Change of Control........  80
     SECTION 1012.  Limitation on Certain Assets Sales................  81
     SECTION 1013.  Limitation on Transactions with Affiliates........  83
     SECTION 1014.  Limitation on Dividend and Other Payment
                    Restrictions Affecting Subsidiaries...............  84
     SECTION 1015.  Restrictions on Transfer of Assets to Subsidiaries  85
     SECTION 1016.  Limitation on Issuances and Sales of Capital Stock
                    of Restricted Subsidiaries........................  85
     SECTION 1017.  Limitation on Liens...............................  85
     SECTION 1018.  Limitation on Guarantees of Debt by Restricted
                    Subsidiaries......................................  87
     SECTION 1019.  Statement as to Compliance........................  88
     SECTION 1020.  Limitation on Unrestricted Subsidiaries...........  89
     SECTION 1021.  Commission Reports and Reports to Holders.........  89

                                 ARTICLE ELEVEN

                              REDEMPTION OF NOTES

     SECTION 1101.  Redemption........................................  90
     SECTION 1102.  Applicability of Article..........................  90
     SECTION 1103.  Election to Redeem; Notice to Trustee.............  90
     SECTION 1104.  Selection by Trustee of Notes to Be Redeemed......  90
     SECTION 1105.  Notice of Redemption..............................  91
     SECTION 1106.  Deposit of Redemption Price.......................  92
     SECTION 1107.  Notes Payable on Redemption Date..................  92
     SECTION 1108.  Notes Redeemed in Part............................  92

                                 ARTICLE TWELVE

                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE

     SECTION 1201.  Company's Option to Effect Legal Defeasance or
                    Covenant Defeasance..............................   93
     SECTION 1202.  Legal Defeasance and Discharge...................   93
     SECTION 1203.  Covenant Defeasance..............................   94
     SECTION 1204.  Conditions to Legal Defeasance or Covenant
                    Defeasance.......................................   94
     SECTION 1205.  Deposited Money and U.S. Government Obligations
                    to Be Held in Trust; Other Miscellaneous
                    Provisions.......................................   95
     SECTION 1206.  Reinstatement....................................   96
                                     viii
                                                                        PAGE
                                                                        ----
                               ARTICLE THIRTEEN

                             SUBSIDIARY GUARANTEES

     SECTION 1301.  Subsidiary Guarantees.............................   96
     SECTION 1302.  Guaranty Absolute.................................   97
     SECTION 1303.  Waivers...........................................   99
     SECTION 1304.  Subrogation.......................................  100
     SECTION 1305.  No Waiver; Remedies...............................  100
     SECTION 1306.  Continuing Guaranty; No Right of Set-Off;
                    Independent Obligation............................  100
     SECTION 1307.  Subsidiary Guarantors May Consolidate, Etc. on
                    Certain Terms.....................................  101
     SECTION 1308.  Additional Subsidiary Guarantors..................  101
     SECTION 1309.  Releases..........................................  101

SIGNATURES............................................................  103

      INDENTURE, dated as of June 15, 1997, between DRYPERS CORPORATION, a corporation duly organized and existing under the laws of the State of Delaware (the "Company"), having its principal office at 5300 Memorial Drive, Suite 900, Houston, Texas 77007, and BANKERS TRUST COMPANY, a New York banking corporation and trust company, as trustee (the "Trustee").


                            RECITALS OF THE COMPANY

     The Company has duly authorized the creation of and issuance of its 10 1/4% Senior Notes due 2007 (the "Initial Notes"), and 10 1/4% Series B Senior Notes due 2007 (the "Exchange Notes," and together with the Initial Notes, the "Notes"), of substantially the tenor and amount hereinafter set forth, and to provide therefor the Company has duly authorized the execution and delivery of this Indenture.

     Upon the effectiveness of the Exchange Offer Registration Statement (as defined herein) or the Shelf Registration Statement (as defined herein), the Indenture shall be subject to, and shall be governed by, the provisions of the Trust Indenture Act of 1939, as amended, that are required or deemed to be part of and to govern indentures qualified thereunder.

     All things necessary have been done to make the Notes, when executed and duly issued by the Company and authenticated and delivered hereunder by the Trustee or the Authenticating Agent, the valid obligations of the Company and to make this Indenture a valid agreement of the Company in accordance with their and its terms.

     NOW, THEREFORE, THIS INDENTURE WITNESSETH:

     For and in consideration of the premises and the purchase of the Notes by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Notes, as follows:


                                  ARTICLE ONE

                        DEFINITIONS AND OTHER PROVISIONS
                             OF GENERAL APPLICATION

     SECTION 101.  Definitions.

     For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

          (a) the terms defined in this Article have the meanings assigned to them in this Article, and words in the singular include the plural as well as the singular, and words in the plural include the singular as well as the plural;

          (b) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, or defined by Commission rule and not otherwise defined herein have the meanings assigned to them therein, and the terms "cash transaction" and "self-liquidating paper," as used in TIA Section 311, shall have the meanings assigned to them in the rules of the Commission adopted under the Trust Indenture Act;

          (c) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with Generally Accepted Accounting Principles;

          (d) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

          (e) the word "or" is not exclusive; and

          (f) provisions of the Indenture apply to successive events and transactions.

          Certain terms, used principally in Articles Two, Three, Eight, Ten, Twelve and Thirteen, are defined in those Articles.

          "12 1/2% Senior Notes" means the 12.5% Series B Notes due November 1, 2002 of the Company.

          "Acquired Debt" means Debt of a Person (a) existing at the time such Person is merged with or into the Company or becomes a Subsidiary or (b) assumed in connection with the acquisition of assets from such Person.

          "Act," when used with respect to any Holder, has the meaning set forth in Section 104.

          "Affiliate" means, with respect to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control," when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

          "Agent" means any Paying Agent, Authenticating Agent and Note Registrar under this Indenture.

          "Asset Sale" means any sale, issuance, conveyance, transfer, lease or other disposition (including, without limitation, by way of merger, consolidation or sale and leaseback transaction) (collectively, a "transfer") by the Company or a Restricted Subsidiary, directly or indirectly, in one or a series of related transactions, to any Person other than the Company or a Restricted Subsidiary of (a) any Capital Stock of any Restricted Subsidiary, (b) all or substantially all of the properties and assets of the Company and its Restricted Subsidiaries representing a division or line of business or (c) any other properties or assets of the Company or any Restricted Subsidiary, other than in the ordinary course of business. For the purposes of this definition, the term "Asset Sale" does not include any transfer of properties or assets (i) that is governed by the provisions of Article Eight, (ii) between or among the Company and its Restricted Subsidiaries pursuant to transactions that do not violate any other provision of this Indenture, (iii) to an Unrestricted Subsidiary or a Joint Venture, if permitted under Section 1012, (iv) representing obsolete or permanently retired equipment and facilities, (v) involving the leasing of a JOA diaper line from McDonnell Douglas Leasing Corporation, including the sale and leaseback of related equipment, (vi) the sale and leaseback of all or a portion of a diaper, training pant or wet wipe production line acquired by the Company or a Restricted Subsidiary after the Closing Date, provided that the aggregate amount of proceeds received by the Company from any such sale may not exceed $1,500,000 or (vii) the gross proceeds of which (exclusive of indemnities) do not exceed $1,000,000 for any particular item or $2,000,000 in the aggregate for any fiscal year of the Company.

          "Authenticating Agent" means the Person appointed, if any, by the Trustee as an authenticating agent pursuant to the last paragraph of Section 303.

          "Bankruptcy Law" means Title 11, United States Bankruptcy Code of 1978, as amended, or any similar United States federal or state or foreign law relating to bankruptcy, insolvency, receivership, winding-up, liquidation, reorganization or relief of debtors or any amendment to, succession to or change in any such law.

          "Board of Directors" means, with respect to any Person, either the board of directors of such Person or any duly authorized committee thereof.

          "Board Resolution" means, with respect to any Person, a copy of a resolution certified by the secretary or an assistant secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

          "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in The City of New York are authorized or obligated by law or executive order to close.

          "Capital Stock" of any Person means any and all shares, interests, partnership interests, participations, rights in or other equivalents (however designated) of such Person's equity interest (however designated).

          "Capitalized Lease Obligation" means, with respect to any Person, an obligation incurred or assumed under or in connection with any capital lease of real or personal property that, in accordance with GAAP, has been recorded as a capitalized lease.

          "Certificated Notes" has the meaning set forth in Section 201.

          "Change of Control" means the occurrence of any of the following events:

          (a) Any Person or "group" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have "beneficial ownership" of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of a majority of the voting power of all classes of Voting Stock of the Company.

          (b) During any consecutive two-year period, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election to such Board of Directors, or whose nomination for election by the stockholders of the Company, was approved by a vote of 66 2/3% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company then in office.

          (c) The Company is liquidated or dissolved or adopts a plan of liquidation or dissolution.

          "Closing Date" means the date on which the Notes are originally issued under the Indenture.

          "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

          "Company" means the Person named as the "Company" in the first paragraph of this Indenture, until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Company" shall mean such successor Person.

          "Company Request" or "Company Order" means a written request or order signed in the name of the Company (i) by its chairman, a vice-chairman, its president any vice president or Chief Financial Officer and (ii) by its treasurer, an assistant treasurer, its secretary or an assistant secretary and delivered to the Trustee; provided, however, that such written request or order may be signed by any two of the officers or directors listed in clause (i) above in lieu of being signed by one of such officers or directors listed in such clause (i) and one of the officers listed in clause (ii) above.

          "Consolidated Adjusted Net Income" means, for any period, the net income (or net loss) of the Company and its Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP, adjusted to the extent included in calculating such net income or loss by excluding (a) any net after-tax extraordinary gains or losses (less all fees and expenses relating thereto), (b) any net after-tax gains or losses (less all fees and expenses relating thereto) attributable to Asset Sales, (c) the portion of net income (or loss) of any Person (other than the Company or a Restricted Subsidiary), including Unrestricted Subsidiaries, in which the Company or any Restricted Subsidiary has an ownership interest, except to the extent of the amount of dividends or other distributions actually paid to the Company or any Restricted Subsidiary in cash during such period, (d) the net income (or loss) of any Person combined with the Company or any Restricted Subsidiary on a "pooling of interests" basis attributable to any period prior to the date of combination and (e) the net income (but not the net loss) of any Restricted Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary is at the date of determination restricted, directly or indirectly, including by way of foreign governmental limitations on remittances, except to the extent that such net income could be paid to the Company or a Restricted Subsidiary thereof by loans, advances, intercompany transfers, principal repayments or otherwise; provided that, if any Restricted Subsidiary is not a Wholly Owned Restricted Subsidiary, Consolidated Adjusted Net Income shall be reduced (to the extent not otherwise reduced in accordance with GAAP) by an amount equal to (A) the amount of the Consolidated Adjusted Net Income otherwise attributable to such Restricted Subsidiary multiplied by (B) the quotient of (1) the number of shares of outstanding common stock of such Restricted Subsidiary not owned on the last day of such period by the Company or any of its Restricted Subsidiaries divided by (2) the total number of shares of outstanding common stock of such Restricted Subsidiary on the last day of such period.

          "Consolidated EBITDA" means, for any period, the sum of, without duplication Consolidated Adjusted Net Income for such period, plus (or, in the case of clause (d) below, plus or minus) the following items to the extent included in computing Consolidated Adjusted Net Income for such period (a) Consolidated Fixed Charges for such period, plus (b) the provision for federal, state, local and foreign income taxes of the Company and its Restricted Subsidiaries for such period, plus (c) the aggregate depreciation and amortization expense of the Company and its Restricted Subsidiaries for such period, plus (d) any other non-cash charges for such period, and minus non-cash credits for such period, other than non-cash charges or credits resulting from changes in prepaid assets or accrued liabilities in the ordinary course of business;

provided that income tax expense, depreciation and amortization expense, fixed charges and non-cash charges and credits of a Restricted Subsidiary shall be included in Consolidated EBITDA only to the extent (and in the same proportion) that the net income of such Subsidiary was included in calculating Consolidated Adjusted Net Income for such period.

          "Consolidated Fixed Charge Coverage Ratio" means, for any period, the ratio of (a) Consolidated EBITDA for such period to (b) Consolidated Fixed Charges for such period.

          "Consolidated Fixed Charges" means, for any period, without duplication, the sum of (a) the amount that, in conformity with GAAP, would be set forth opposite the caption "interest expense" (or any like caption) on a consolidated statement of operations of the Company and its Restricted Subsidiaries for such period, including, without limitation, (i) amortization of debt discount, (ii) the net cost of interest rate contracts (including amortization of discounts), (iii) the interest portion of any deferred payment obligation, (iv) amortization of debt issuance costs and (v) the interest component of Capitalized Lease Obligations, plus (b) cash dividends paid on Preferred Stock and Disqualified Stock by the Company and any Restricted Subsidiary (to any Person other than the Company and its Restricted Subsidiaries), plus (c) all interest on any Debt of any Person guaranteed by the Company or any of its Restricted Subsidiaries; provided, however, that Consolidated Fixed Charges shall not include (i) any gain or loss from extinguishment of debt, including the write-off of debt issuance costs and (ii) the fixed charges of a Restricted Subsidiary to the extent (and in the same proportion) that the net income of such Subsidiary was excluded in calculating Consolidated Adjusted Net Income pursuant to clause (e) of the definition thereof for such period.

          "Consolidated Net Worth" means, at any date of determination, stockholders' equity of the Company and its Restricted Subsidiaries as set forth on the most recently available quarterly or annual consolidated balance sheet of the Company and its Restricted Subsidiaries, less any amounts attributable to Disqualified Stock or any equity security convertible into or exchangeable for Debt, the cost of treasury stock and the principal amount of any promissory notes receivable from the sale of the Capital Stock of the Company or any of its Restricted Subsidiaries and less, to the extent included in calculating such stockholders' equity of the Company and its Restricted Subsidiaries, the stockholders' equity attributable to Unrestricted Subsidiaries, each item to be determined in conformity with GAAP (excluding the effects of foreign currency adjustments under Financial Accounting Standards Board Statement of Financial Accounting Standards No. 52).

          "Corporate Trust Office" means the principal corporate trust office of the Trustee, at which at any particular time its corporate trust business shall be administered, which office at the date of execution of this Indenture is located at Four Albany Street, New York, NY 10006, except that with respect to presentation of Notes for payment or for registration of transfer or exchange, such term shall mean any office or agency of the Trustee at which, at any particular time, its corporate agency business shall be conducted.

          "Custodian" means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

          "Debt" means (without duplication), with respect to any Person, whether recourse is to all or a portion of the assets of such Person and whether or not contingent, (a) every obligation of such Person for money borrowed, (b) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) every reimbursement obligation of such Person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such Person, (d) every obligation of such Person issued or assumed as the deferred purchase price of property or services, (e) every Capitalized Lease Obligation of such Person, (f) all Disqualified Stock of such Person valued at its maximum fixed repurchase price, plus accrued and unpaid dividends, (g) all obligations of such Person under or in respect of Hedging Obligations, and (h) every obligation of the type referred to in clauses (a) through (g) of another Person and all dividends of another Person the payment of which, in either case, such Person has guaranteed. For purposes of this definition, the "maximum fixed repurchase price" of any Disqualified Stock that does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Stock as if such Disqualified Stock were repurchased on any date on which Debt is required to be determined pursuant to the Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Stock, such fair market value shall be determined in good faith by the board of directors of the issuer of such Disqualified Stock. Notwithstanding the foregoing, trade accounts payable and accrued liabilities arising in the ordinary course of business and any liability for federal, state or local taxes or other taxes owed by such Person shall not be considered Debt for purposes of this definition.

          "Default" means any event that is, or after notice or passage of time or both would be, an Event of Default.

          "Defaulted Interest" has the meaning set forth in Section 311.

          "Definitive Special Record Date" has the meaning set forth in Section 311.

          "Depositary" means The Depository Trust Company, its nominees and successors.

          "Disinterested Director" means, with respect to any transaction or series of transactions in respect of which the Board of Directors is required to deliver a resolution of the Board of Directors under the Indenture, a member of the Board of Directors who does not have any material direct or indirect financial interest in or with respect to such transaction or series of transactions (other than as the holder of Voting Stock of the Company).

          "Disqualified Stock" means any class or series of Capital Stock that, either by its terms, or by the terms of any security into which it is convertible or exchangeable or by contract or otherwise (i) is, or upon the happening of an event or passage of time would be, required to be redeemed prior to one year after the final Stated Maturity of the Notes, (ii) is redeemable at the option of the holder thereof at any time prior to one year after such final Stated Maturity or (iii) at the option of the holder thereof, is convertible into or exchangeable for debt securities at any time prior to one year after such final Stated Maturity; provided that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to cause the issuer thereof to repurchase or redeem such Capital Stock upon the occurrence of an "asset sale" or "change of control" occurring prior to the Stated Maturity of the Notes shall not constitute Disqualified Stock if the "asset sale" or "change of control" provisions applicable to such Capital Stock are no more favorable to the holders of such Capital Stock than the provisions of Sections 1011 and 1012 and such Capital Stock specifically provides that the issuer shall not repurchase or redeem any such stock pursuant to such provision prior to the Company's repurchase of such Notes as are required to be repurchased pursuant to the provisions of Sections 1011 and 1012.

          "Equity Offering" means an offer and sale by the Company of its common stock (which is Qualified Stock) to a Person other than a Subsidiary.

          "Event of Default" has the meaning set forth in Section 501.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          "Exchange Notes" has the meaning stated in the first recital of this Indenture and refers to any Exchange Notes containing terms substantially identical to the Initial Notes (except that (i) such Exchange Notes shall not contain terms with respect to transfer restrictions and shall be registered under the Securities Act, and (ii) certain provisions relating to an increase in the stated rate of interest thereon shall be eliminated) that are issued and exchanged for the Initial Notes in accordance with the Exchange Offer, as provided for in the Registration Rights Agreement and this Indenture.

          "Exchange Offer" means the offer by the Company to the Holders of the Initial Notes to exchange all of the Initial Notes for Exchange Notes, as provided for in the Registration Rights Agreement.

          "Exchange Offer Registration Statement" means the Exchange Offer Registration Statement as defined in the Registration Rights Agreement.

          "Generally Accepted Accounting Principles" means generally accepted accounting principles in the United States, consistently applied, that are in effect on the Closing Date.

          "guarantee" means, as applied to any obligation, (a) a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner, of any part or all of such obligation and (b) an agreement, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance (or payment of damages in the event of non-performance) of all or any part of such obligation, including, without limitation, the payment of amounts drawn down under letter of credit.

          "Hedging Obligations" means the obligations of any Person under (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements and (ii) other agreements or arrangements designed to protect such Person against fluctuations in interest rates or the value of foreign currencies.

          "Holder" means the Person in whose name a Note is registered in the Note Register.

          "Indenture" means this instrument as originally executed and as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof.

          "Indenture Obligations" means the obligations of the Company and any other obligor hereunder or under the Notes, including the Subsidiary Guarantors to pay principal of (and premium, if any) and interest on the Notes when due and payable at Maturity, and all other amounts due or to become due under or in connection with this Indenture, the Notes and the performance of all other obligations to the Trustee (including all amounts due to the Trustee under Section 607 hereof) and the Holders under this Indenture and the Notes, according to the terms hereof and thereof.

          "Initial Notes" has the meaning specified in the recitals to this Indenture.

          "Initial Purchasers" means Prudential Securities Incorporated and Credit Suisse First Boston, as purchasers of the Initial Notes.

          "Interest Payment Date" means the Stated Maturity of an installment of interest on the Notes.

          "Investment" in any Person means, (i) directly or indirectly, any advance, loan or other extension of credit (including, without limitation, by way of guarantee or similar arrangement) or capital contribution to any Person, the purchase or other acquisition of any stock, bonds, notes, debentures or other securities issued by such Person, the acquisition (by purchase or otherwise) of all or substantially all of the business or assets of such Person, or the making of any investment in such Person, (ii) the designation of any Restricted Subsidiary as an Unrestricted Subsidiary and
(iii) the transfer of any assets or properties from the Company or a Restricted Subsidiary to any Unrestricted Subsidiary, other than the transfer of assets or properties made in the ordinary course of business. Investments exclude extensions of trade credit on commercially reasonable terms in accordance with normal trade practices.

          "Issuance Date" means the closing date for the sale and original issuance of the Notes hereunder.

          "Joint Venture" means any Person (other than an individual or government) that is not a Subsidiary of the Company and a majority of whose revenues are derived or will, as a consequence of the Company's or one of its Subsidiaries' Investments therein, be derived from the business of the manufacture and sale of disposable diapers and/or training pants in the United States or elsewhere or a business reasonably related thereto.

          "Lien" means any mortgage, charge, pledge, lien (statutory or otherwise), privilege, security interest, hypothecation, assignment for security, claim, preference, priority or other encumbrance upon or with respect to any property of any kind, real or personal, movable or immovable, now owned or hereafter acquired. A Person shall be deemed to own subject to a Lien any property that such Person has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement.

          "Maturity" means, with respect to any Note, the date on which any principal of such Note becomes due and payable as therein or herein provided, whether at the Stated Maturity by declaration of acceleration, call for redemption or purchase or otherwise.

          "Net Cash Proceeds" means, with respect to any Asset Sale, the proceeds thereof in the form of cash or cash equivalents, including payments in respect of deferred payment obligations when received in the form of, or stock or other assets when disposed for, cash or cash equivalents (except to the extent that such obligations are financed or sold with recourse to the Company or any Restricted Subsidiary), net of (a) brokerage commissions and other fees and expenses (including fees and expenses of legal counsel and investment banks) related to such Asset Sale, (b) provisions for all taxes payable as a result of such Asset Sale, (c) payments made to retire Debt where payment of such Debt is secured by the assets that are the subject of such Asset Sale, (d) amounts required to be paid to any Person (other than the Company or any Restricted Subsidiary) owning a beneficial interest in the assets that are subject to the Asset Sale and (e) appropriate amounts to be provided by the Company or any Restricted Subsidiary, as the case may be, as a reserve required in accordance with GAAP against any liabilities associated with such Asset Sale and retained by the seller after such Asset Sale, including pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale.

          "Note Register" and "Note Registrar" have the respective meanings specified in Section 305.

          "Notes" has the meaning stated in the first recital of this Indenture and more particularly means any Notes authenticated and delivered under this Indenture.

          "Offering Memorandum" means the Offering Memorandum dated June 17, 1997 with respect to the offering of the Notes.

          "Officers' Certificate" means a certificate signed on behalf of the Company by two officers of the Company, one of whom must be a co-chief executive officer, the chief financial officer, corporate controller, secretary, assistant secretary, treasurer or assistant treasurer of the Company that meets the requirements set forth in Section 102.

          "Opinion of Counsel" means a written opinion of counsel, which and who are reasonably acceptable to, and addressed to, the Trustee complying with the requirements of Section 102. Unless otherwise required by the TIA, such legal counsel may be an employee of or counsel to the Company or the Trustee.

          "Outstanding," when used with respect to Notes, means, as of the date of determination, all Notes theretofore authenticated and delivered under this Indenture, except:

          (i) Notes theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

          (ii) Notes, or portions thereof, for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Notes; provided that, if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

          (iii) Notes, with respect to which the Company has effected Legal Defeasance and/or Covenant Defeasance as provided in Article Twelve; and

          (iv) Notes in exchange for or in lieu of other Notes (including pursuant to Section 310) which have been authenticated and delivered pursuant to this Indenture, other than any such Notes in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Notes are held by a bona fide purchaser in whose hands the Notes are valid obligations of the

     Company;

provided, however, that in determining whether the Holders of the requisite principal amount of Outstanding Notes have given any request, demand, authorization, direction, consent, notice or waiver hereunder, and for the purpose of making the calculations required by TIA Section 316, Notes owned by the Company, any Subsidiary Guarantor or any other obligor upon the Notes or any Affiliate of the Company, any Subsidiary Guarantor or such other obligor shall be disregarded and deemed not to be Outstanding (provided that, in connection with any offer by the Company or any obligor to purchase the Notes, Notes tendered for purchase shall be deemed to be Outstanding and held by the tendering Holder until the date of purchase), except that, in determining whether the Trustee shall be protected in making such calculation or in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes which the Trustee actually knows to be so owned shall be so disregarded. Notes so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Notes and that the pledgee is not the Company, any Subsidiary Guarantor or any other obligor upon the Notes or any Affiliate of the Company, any Subsidiary Guarantor or such other obligor.

          "Paying Agent" means any Person (including the Company acting as Paying Agent) authorized by the Company to pay the principal of (and premium, if any) or interest on any Notes on behalf of the Company.

          "Permitted Debt" has the meaning set forth in Section 1009.

          "Permitted Investments" means any of the following:

          (a) Investments in (i) securities with a maturity of 180 days or less issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof); (ii) certificates of deposit or acceptances with a maturity of 180 days or less of any financial institution that is a member of the Federal Reserve System having combined capital and surplus of not less than $500,000,000; and
     (iii) commercial paper with a maturity of 180 days or less issued by a corporation that is not an Affiliate of the Company and is organized under the laws of any state of the United States or the District of Columbia and having a rating of P-1 (or its equivalent) from Moody's Investors Service, Inc. or A-1 (or its equivalent) from Standard & Poor's Ratings Services.

          (b) Investments by the Company or any Restricted Subsidiary in another Person, if as a result of such Investment such other Person (i) becomes a Restricted Subsidiary or (ii) is merged or consolidated with or into, or transfers or conveys all or substantially all of its assets to, the Company or a Restricted Subsidiary.

          (c) Investments by the Company or a Restricted Subsidiary in the Company or a Subsidiary Guarantor.

          (d) Investments in the form of senior loans to any Restricted Subsidiary that is not a Subsidiary Guarantor, provided that no portion of its net income would be excluded under the definition of Consolidated Adjusted Net Income by reason of clause (e) of the definition thereof.

          (e) Investments in assets owned or used in the ordinary course of business.

          (f) Investments in existence on the Closing Date.

          (g) Investments in any Person in the form of the capital contribution of the Company's common stock.

          (h) Promissory notes received as a result of Asset Sales permitted under Section 1012.

          (i) Direct or indirect loans to employees, or to a trustee for the benefit of such employees, of the Company or any Restricted Subsidiary in an aggregate amount outstanding at any time not exceeding $400,000 plus the amount of direct or indirect loans to employees for relocation assistance.

          (j) The purchase of all or any portion of the 49% of Hygienic Products International Limited, the Company's Cayman Islands subsidiary that owns its Brazilian operations, not owned by the Company prior to the Closing Date.

          (k) Other Investments that do not exceed $3,000,000 in the aggregate at any time outstanding.

          "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

          "Predecessor Note" of any particular Note means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 310 in exchange for a mutilated, lost, destroyed or stolen Note.

          "Preferred Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of such Person's preferred or preference stock, whether now outstanding or issued after the Closing Date, and including, without limitation, all classes and series of preferred or preference stock of such Person.

          "Private Placement Legend" has the meaning set forth in Section 202.

          "QIB" means a "Qualified Institutional Buyer" under Rule 144A.

          "Qualified Equity Interest" means any Qualified Stock and all warrants, options or other rights to acquire Qualified Stock (but excluding any debt security that is convertible into or exchangeable for Capital Stock).

          "Qualified Stock" of any Person means any and all Capital Stock of such Person, other than Disqualified Stock.

          "Redemption Date," when used with respect to any Note to be redeemed, in whole or in part, means the date fixed for such redemption by or pursuant to this Indenture.

          "Redemption Price," when used with respect to any Note to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

          "Registration Rights Agreement" means the Registration Rights Agreement, dated as of June 24, 1997, among the Company, Prudential Securities Incorporated and Credit Suisse First Boston Corporation.

          "Regular Record Date" for the interest payable on any Interest Payment Date means June 1 or December 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.

          "Responsible Officer," when used with respect to the Trustee, means any officer within the Corporate Trust and Agency Group of the Trustee (or any successor group of the Trustee) including any managing director, vice president, assistant vice president, assistant secretary, assistant treasurer or any other officer or assistant officer of the Trustee customarily performing functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred at the Trustee's Corporate Trust Office because of such officer's knowledge and familiarity with the particular subject.

          "Restricted Subsidiary" means any Subsidiary other than an Unrestricted Subsidiary.

          "Revolving Credit Facility" means the loan and security agreement dated February 26, 1996, between the Company and Congress Financial Corporation (Southwest), as such agreement may be amended, restated, supplemented, refinanced or otherwise modified from time to time with the same lender or one or more other lenders.

          "Rule 144A" means Rule 144A under the Securities Act.

          "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

          "Shelf Registration Statement" means the Shelf Registration Statement as defined in the Registration Rights Agreement.

          "Significant Subsidiary" means any Restricted Subsidiary of the Company that together with its Subsidiaries, (a) for the most recent fiscal year of the Company, accounted for more than 10% of the consolidated net sales of the Company and its Restricted Subsidiaries or (b) as of the end of such fiscal year, was the owner of more than 10% of the consolidated assets of the Company and its Restricted Subsidiaries, in the case of either (a) or (b), as set forth on the most recently available consolidated financial statements of the Company for such fiscal year or (c) was organized or acquired after the beginning of such fiscal year and would have been a Significant Subsidiary if it had been owned during the entire fiscal year.

          "Special Record Date" for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 311.

          "Stated Maturity" means, when used with respect to any Note or any installment of interest thereon, the date specified in such Note as the fixed date on which the principal of such Note or such installment of interest is due and payable and, when used with respect to any other Debt, means the date specified in the instrument governing such Debt as the fixed date on which the principal of such Debt or any installment of interest thereon is due and payable.

          "Subordinated Debt" means Debt of the Company or a Subsidiary Guarantor that is subordinated in right of payment to the Notes or the Subsidiary Guarantee issued by such Subsidiary Guarantor, as the case may be.

          "Subsidiary" means any Person a majority of the equity ownership or Voting Stock of which is at the time owned, directly or indirectly, by the Company and/or one or more other Subsidiaries of the Company.

          "Subsidiary Guarantee" means a guarantee of the Notes by a Restricted Subsidiary in accordance with the provisions of the Indenture.

          "Subsidiary Guarantor" means any Restricted Subsidiary that issues a Subsidiary Guarantee.

          "Trust Indenture Act" means the Trust Indenture Act of 1939 as in force on the date as of which this Indenture was executed, or, if this Indenture is first qualified under the TIA after the issuance of the Notes, as in force at the date of such qualification and except as provided in Section 905.

          "Trustee" means the Person named as the "Trustee" in the first paragraph of this Indenture until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean such successor Trustee.

          "Unrestricted Subsidiary" means (a) any Subsidiary that is designated by the Board of Directors as an Unrestricted Subsidiary in accordance with
Section 1018 and (b) any Subsidiary of an Unrestricted Subsidiary.

          "U.S. Government Obligations" means obligations that are (a) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or (b) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such U.S. Government Obligations or a specific payment of principal of or interest on any such U.S. Government Obligations held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligations or the specific payment of principal of or interest on the U.S. Government Obligations evidenced by such depository receipt.

          "Vice President," when used with respect to the Company or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title "vice president."

          "Voting Stock" means, with respect to any Person, any class or series of Capital Stock of such Person that is ordinarily entitled to vote in the election of directors thereof at a meeting of stockholders called for such purpose, without the occurrence of any additional event or contingency.

          "Weighted Average Life" means, as of the date of determination with respect to any Debt or Disqualified Stock, the quotient obtained by dividing (a) the sum of the products of (i) the number of years from the date of determination to the date or dates of each successive scheduled principal or liquidation value payment of such Debt or Disqualified Stock, respectively, multiplied by (ii) the amount of each such principal or liquidation value payment by (b) the sum of all such principal or liquidation value payments.

          "Wholly Owned Restricted Subsidiary" means any Restricted Subsidiary, all of the outstanding voting securities (other than directors' qualifying shares or an immaterial number of shares required to be owned by other Persons pursuant to applicable law) of which are owned, directly or indirectly, by the Company.

          SECTION 102.  Compliance Certificates and Opinions.

          Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company and any Subsidiary Guarantor and any other obligor on the Notes (if applicable) shall each furnish to the Trustee an Officers' Certificate in form and substance reasonably acceptable to the Trustee stating that all conditions precedent, if any, provided for in this Indenture (including any covenant compliance with which constitutes a condition precedent) relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any other provision of this Indenture relating to such particular application or request, no additional certificate or opinion pursuant to this Section 102 need be furnished.

          Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (including certificates provided pursuant to Section 1018(a)) shall include:

          (1) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

          (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (3) a statement that, in the opinion of each such individual or such firm, he or it has made such examination or investigation as is necessary to enable him or it to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (4) a statement as to whether, in the opinion of each such individual or such firm, such condition or covenant has been complied with.

          SECTION 103.  Form of Documents Delivered to Trustee.

          In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

          Any certificate or opinion of an officer of the Company, any Subsidiary Guarantor or other obligor on the Notes (if applicable) may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company, any Subsidiary Guarantor or other obligor on the Notes (if applicable) stating that the information with respect to such factual matters is in the possession of the Company, any such Subsidiary Guarantor or other obligor on the Notes (if applicable) unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

          Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

          Whenever in this Indenture the absence of the occurrence and continuation of a Default or Event of Default is a condition precedent to the taking of any action by the Trustee at the request or direction of the Company, any Subsidiary Guarantor or any Holder, then, notwithstanding that the satisfaction of such condition is a condition precedent to the Company's, the Subsidiary Guarantor's or any Holder's (as the case may be) right to make such request or direction, the Trustee shall be protected in acting in accordance with such request or direction if a Responsible Officer of the Trustee does not have knowledge of the occurrence and continuance of such Default or Event of Default.

          SECTION 104.  Acts of Holders.

          (a) Any request, demand, authorization, direction, notice, consent, waiver or other action permitted or required by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in Person or by such Holders' agents duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee pursuant to Section 105 hereof and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and shall be conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section 104.

          (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner that the Trustee deems sufficient.

          (c) The principal amount and serial numbers of Notes held by any Person, and the date of holding the same, shall be proved by the Note Register.

          (d) If the Company or any Subsidiary Guarantor shall solicit from the Holders of Notes any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company or any such Subsidiary Guarantor (as the case may be) may, at its option, by or pursuant to a Board Resolution, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company or any such Subsidiary Guarantor (as the case may be) shall have no obligation to do so. Notwithstanding TIA Section 316(c), such record date shall be the record date specified in or pursuant to such Board Resolution, which shall be a date not earlier than the date 30 days prior to the first solicitation of Holders generally in connection therewith and not later than the date such solicitation is completed. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite percentage of Outstanding Notes have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the Outstanding Notes shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after the record date.

          (e) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof (including in accordance with Section 310) in respect of anything done, omitted or suffered to be done by the Trustee, any Paying Agent, the Company or any Subsidiary Guarantor in reliance thereon, whether or not notation of such action is made upon such Note.

          SECTION 105. Notices, Etc., to Trustee, the Company and Subsidiary Guarantors.

          Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

          (1) the Trustee by any Holder or by the Company or any Subsidiary Guarantor or any other obligor on the Notes shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if made, given, furnished or delivered in writing and mailed, first-class postage prepaid, or delivered by recognized overnight courier, to or with the Trustee addressed to it at its Corporate Trust Office, Attention: Corporate Market Services, or

          (2) the Company or any Subsidiary Guarantor by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if made, given, furnished or delivered, in writing, or mailed, first-class postage prepaid, or delivered by recognized overnight courier, to the Company or any Subsidiary Guarantor addressed to it at the address of the Company's principal office specified in the first paragraph of this Indenture, or at any other address previously furnished in writing to the Trustee by the Company or such Subsidiary Guarantor.

          The Company and any Subsidiary Guarantor shall promptly transmit to the Trustee any request, demand, authorization, direction, notice, consent, waiver or Act received from any Holder.

          SECTION 106.  Notice to Holders; Waiver.

          Where this Indenture provides for notice of any event to Holders by the Company or the Trustee, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at his address as it appears in the Note Register on the date such notice is mailed, not later than the latest date, and not earlier than the earliest date, herein prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Any notice mailed to a Holder in the manner herein prescribed shall be conclusively deemed to have been received by such Holder, whether or not such Holder actually receives such notice. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

          In case by reason of the suspension of or irregularities in regular mail service or by reason of any other cause, it shall be impracticable to mail notice of any event to Holders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice for every purpose hereunder.

          SECTION 107.  Effect of Headings and Table of Contents.

          The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction of any provision hereof.

          SECTION 108.  Successors and Assigns.

          All covenants and agreements in this Indenture by the Company and any Subsidiary Guarantor shall bind their respective successors and assigns, whether so expressed or not.

          SECTION 109.  Separability Clause.

          In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          SECTION 110.  Benefits of Indenture.

          Except for any rights herein expressly conferred, nothing in this Indenture or in the Notes is intended to or shall be construed to give to any Person (other than the parties hereto, any Agent, each of the Holders and their respective successors hereunder), any benefit or any legal or equitable right, remedy or claim under or with respect to this Indenture.

          SECTION 111.  Governing Law.

          THIS INDENTURE, THE NOTES AND THE SUBSIDIARY GUARANTEES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. UPON THE EFFECTIVENESS OF THE EXCHANGE OFFER REGISTRATION STATEMENT OR THE SHELF REGISTRATION STATEMENT, THIS INDENTURE SHALL BE SUBJECT TO, AND GOVERNED BY, THE PROVISIONS OF THE TRUST INDENTURE ACT OF 1939, AS AMENDED, THAT ARE REQUIRED OR DEEMED TO BE PART OF AND TO GOVERN INDENTURES QUALIFIED THEREUNDER.

          SECTION 112.  Legal Holidays.

          In any case where any Interest Payment Date, any date established for payment of Defaulted Interest pursuant to Section 311 or Redemption Date or Stated Maturity or Maturity of any Note shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Notes) payment of principal (or premium, if any) or interest need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date or date established for payment of Defaulted Interest pursuant to Section 311, Redemption Date, or at the Stated Maturity or Maturity of any Note; provided that no interest shall accrue for the period from and after such Interest Payment Date, Redemption Date or date established for payment of Defaulted Interest pursuant to Section 311, Stated Maturity or Maturity of any Note, as the case may be, to the next succeeding Business Day.

          SECTION 113. No Personal Liability of Directors, Officers, Employees, Stockholders or Incorporators.

          No director, officer, employee, incorporator or stockholder, as such, of the Company or any Subsidiary Guarantor shall have any liability for any obligations of the Company or such Subsidiary Guarantor under the Notes, this Indenture or any Subsidiary Guarantee or for any claim based on, in respect of, or by reason of, such obligations or their creations. Each Holder by accepting a Note waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Notes.

          SECTION 114.  Counterparts.

          This Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

          SECTION 115.  Rules of Interpretation.

          Use of words "herein", "hereby", "hereunder", "hereof",
"hereinbefore", "hereinafter" and other equivalent words refer to this Indenture and not solely to the particular portion in which such word is used.

          SECTION 116.  Ancillary Agreements.

          The Trustee is hereby authorized and directed to execute and deliver such agreements, notices, certificates and assignments as are necessary to implement the terms hereof.

          SECTION 117.  Conflict with Trust Indenture Act.

          If this Indenture is qualified under the TIA and any provision hereof limits, qualifies or conflicts with any provision thereof which is required to be included in this Indenture by any of the provisions of the TIA, such required provision of the TIA shall control.


                                  ARTICLE TWO

                                   NOTE FORMS

          SECTION 201.  Forms Generally.

          The Notes and the Trustee's certificate of authentication shall be in substantially the forms set forth in this Article, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the officers executing such Notes, as evidenced by their execution of the Notes. Any portion of the text of any Note may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Note.

          The definitive Notes shall be printed, lithographed or engraved on steel-engraved borders or may be produced in any other manner, all as determined by the officers of the Company executing such Notes, as evidenced by their execution of such Notes.

          Initial Notes offered and sold to "Qualified Institutional Buyers" (as defined in Rule 144A in reliance on the exemption from the registration requirements of the Securities Act provided by Rule 144A) shall initially be issued in the form of one permanent global Note substantially in the form set forth in Sections 204 and 205 (the "Global Note") deposited with the Trustee, as custodian for the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary or its nominee, as hereinafter provided.

          Initial Notes offered and sold to "accredited investors" (as defined in Rule 501(a)(1), (2), (3) and (7) under the Securities Act) who are not Qualified Institutional Buyers shall initially be issued in the form of permanent certificated Notes in registered form in substantially the form set forth in Sections 204 and 205 (the "Certificated Notes").

          SECTION 202.  Restrictive Legends.

          Unless and until (i) an Initial Note is sold under a Shelf Registration Statement or (ii) an Initial Note is exchanged for an Exchange Note in connection with an effective Exchange Offer Registration Statement, in each case pursuant to the Registration Rights Agreement, each such Global Note and Certificated Note shall bear the following legend (the "Private Placement Legend") on the face thereof:

     THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH DRYPERS CORPORATION (THE "COMPANY") OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF THIS SECURITY) (THE "RESALE RESTRICTION TERMINATION DATE") ONLY (A) TO THE COMPANY, (B) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF SUBPARAGRAPH (A)(1), (2), (3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT SUBJECT TO THE COMPANY'S, AND THE TRUSTEE'S, RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER (I) PURSUANT TO CLAUSE (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND (II) IN EACH OF THE FOREGOING CASES, TO REQUIRE THAT A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRANSFER AGENT. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF A HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

     The Global Note, whether or not an Initial Note, shall also bear the following legend on the face thereof:

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY ("DTC") TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER REPRESENTATIVE OF DTC AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTIONS 306 AND 307 OF THE INDENTURE.

          SECTION 203. [INTENTIONALLY OMITTED].

          SECTION 204.  Form of Face of Note.


                              DRYPERS CORPORATION

                          10 1/4% Senior Note due 2007
                                                             CUSIP No. _________
No. __________                                                         _________

          DRYPERS CORPORATION, a Delaware corporation (herein called the "Company", which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to _________ or registered assigns, the principal sum of _________ on June 15, 2007, at the office or agency of the Company referred to below, and to pay interest thereon on December 15, 1997 and semi-annually thereafter, on June 15 and December 15 in each year, from June 24, 1997, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, at the rate of 10 1/4% per annum, until the principal hereof is paid or duly provided for, and (to the extent lawful) to pay on demand interest on any overdue interest at the rate borne by the Notes from the date on which such overdue interest becomes payable to the date payment of such interest has been made or duly provided for. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date shall, as provided in such Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date for such interest, which shall be June 1 or December 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date, and such defaulted interest, and (to the extent lawful) interest on such defaulted interest at the rate borne by the Notes, may be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Notes not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

          The Holder of this Note is entitled to the benefits of the Registration Rights Agreement, dated as of June 24, 1997 (the "Registration Rights Agreement"), between the Company and the Initial Purchasers named therein. In the event that either (i) an Exchange Offer Registration Statement (as such term is defined in the Registration Rights Agreement) is not filed with the Commission on or prior to the 60th day following the date of original issue of the Notes, (ii) such Exchange Offer Registration Statement has not been declared effective on or prior to the 150th day following the date of original issue of the Notes, (iii) the Exchange Offer (as such term is defined in the Registration Rights Agreement) is not consummated within 30 days after the date on which the Exchange Offer Registration Statement was declared effective by the Commission or a Shelf Registration Statement (as such term is defined in the Registration Rights Agreement) with respect to the Notes is not declared effective on or prior to the 150th day following the date of original issue of the Notes or (iv) either
(A) the Exchange Offer Registration Statement ceases to be effective at any time prior to the time that the Exchange Offer is consummated or (B) if applicable, the Shelf Registration Statement has been declared effective and such Shelf Registration Statement ceases to be effective at any time prior to the second anniversary of its effective date (each event referred to in clauses (i) through (iv) above, a "Registration Default"), the interest rate borne by this Note shall be increased by one-quarter of one percent per annum following such 60-day period in the case of clause (i) above, following the 150-day period in the case of clause (ii) above, following the 30-day period or 150-day period, as the case may be, in the case of clause (iii) above, or, in the case of (iv) above immediately following such Registration Default, which rate shall be increased by an additional one-quarter of one percent per annum for each 30-day period that any such additional interest continues to accrue in the case of clauses
(i), (ii) and (iii) above or for each 90-day period that any such additional interest continues to accrue in the case of clause (iv) above; provided that the aggregate increase in such annual interest rate shall in no event exceed one and one-half percent. Upon (w) the filing of the Exchange Offer Registration Statement after the 60-day period described in clause (i) above, (x) the effectiveness of the Exchange Offer Registration Statement after the 150-day period described in clause (ii) above (y) the consummation of the Exchange Offer or the effectiveness of a Shelf Registration Statement, as the case may be, after the 30-day period described or 150-day period, as the case may be, in clause (iii) above, as the case may be, or (z) the effectiveness of the Exchange Offer Registration Statement or the Shelf Registration Statement following an event described in clause (iv) above, the interest rate borne by the Note from the date of such filing, effectiveness or consummation, as the case may be, will be reduced to the original interest rate if the Company is otherwise in compliance with this paragraph; provided, however, that, if after such reduction in interest rate, a different event specified in clause (i), (ii), (iii) or (iv) above occurs, the interest rate will again be increased and thereafter reduced pursuant to the foregoing conditions. If the Company issues a notice that the Shelf Registration Statement is unusable pending the announcement of a material corporate transaction or otherwise pursuant to Section 3(k) of the Registration Rights Agreement, or such a notice is required under applicable securities laws to be issued by the Company, and the aggregate number of days in any consecutive twelve-month period for which all such notices are issued or required to be issued exceeds 30 days in the aggregate, then the interest rate borne by the Notes shall be increased by one-quarter of one percent per annum following the date that such Shelf Registration Statement ceases to be usable beyond the 30-day period permitted above, which rate shall be increased by an additional one-quarter of one percent per annum for each 90-day period that such additional interest continues to accrue; provided that the aggregate increase in such annual interest rate may in no event exceed one and one-half percent. Upon the Company declaring that the Shelf Registration Statement is usable after the interest rate has been increased pursuant to the preceding sentence, the interest rate borne by the Notes shall be reduced to the original interest rate if the Company is otherwise in compliance with this paragraph; provided, however, that if after any such reduction in interest rate the Shelf Registration Statement again ceases to be usable beyond the period permitted above, the interest rate will again be increased and thereafter reduced pursuant to the foregoing provisions.

          The principal of and premium, if any, and interest on the Notes shall be payable, and the Notes shall be exchangeable and transferable, at the office or agency of the Company in The City of New York maintained for such purposes (which initially shall be the office of the Trustee located at Four Albany Street, New York, New York 10006); provided, however, that, at the option of the Company, interest may be paid by check mailed to the address of the Person entitled thereto as such address appears in the security register.

          Reference is hereby made to the further provisions of this Note set forth on the face hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

          Unless the certificate of authentication hereon has been duly executed by the Trustee referred to on the face hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

          IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:                              DRYPERS CORPORATION


                                         By
                                      Name:
                                      Title:
Attest:

_________________
Authorized Officer

     SECTION 205.  Form of Reverse of Note.

     This Note is one of a duly authorized issue of securities of the Company designated as its 10 1/4% Senior Notes due 2007 (the "Notes"), limited (except as otherwise provided in the Indenture referred to below) in aggregate principal amount to $115,000,000, which may be issued under an indenture (the "Indenture") dated as of June 15, 1997 between the Company and Bankers Trust Company, as trustee (the "Trustee" ), which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties, obligations and immunities thereunder of the Company, the Trustee and the Holders of the Notes, and of the terms upon which the Notes are, and are to be, authenticated and delivered.

     On or before each payment date, the Company shall deliver or cause to be delivered to the Trustee or the Paying Agent an amount in dollars sufficient to pay the amount due on such payment date.

     The Notes shall be redeemable at the election of the Company, as a whole or from time to time in part, at any time on or after June 15, 2002, on not less than 30 nor more than 60 days' prior notice at the redemption prices (expressed as percentages of principal amount) set forth below, together with accrued interest, if any, to the Redemption Date, if redeemed during the 12-month period beginning on June 15 of the years indicated below (subject to the right of Holders of record on the relevant record dates to receive interest due on an interest payment date):

                YEAR                                REDEMPTION
                ----                                  PRICE
                                                    ----------
                2002.............................     105.125%
                2003.............................     103.417
                2004.............................     101.708

and thereafter at 100% of the principal amount, together with accrued interest, if any, to the redemption date.

          In addition, at any time or from time to time prior to June 15, 2000, the Company may at its option redeem Notes with the net proceeds of one or more Equity Offerings at a redemption price equal to 110.25% of the principal amount thereof, together with accrued interest, if any, to the Redemption Date (subject to the rights of Holders of record on the relevant record date to receive interest due on an interest payment date); provided that, immediately after giving effect to any such redemption, at least $75,000,000 aggregate principal amount of the Notes remains Outstanding.

Any such redemption must be made within 90 days of the related Equity Offering.

          If less than all the Notes are to be redeemed, the particular Notes to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee by such method as the Trustee deems fair and appropriate.

          In the event of redemption or repurchase of this Note in part only, a new Note or Notes for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.

          Upon the occurrence of a Change of Control, each Holder will have the right to require that the Company purchase such Holder's Notes at a purchase price in cash equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon, if any, to the date of purchase, in accordance with the Indenture. Holders of Notes that are subject to an offer to purchase shall receive a Change of Control Offer from the Company prior to any related Change of Control Payment Date.

          Under certain circumstances, in the event the Net Cash Proceeds received by the Company from an Asset Sale, which proceeds are not used (i) towards the reduction of amounts outstanding under the Revolving Credit Facility or to the repayment of other senior Debt of the Company or a Restricted Subsidiary or (ii) to invest (or enter into a legally binding agreement to invest) in properties and assets to replace the properties and assets that were the subject of the Asset Sale or in properties and assets that will be used in businesses of the Company or its Restricted Subsidiaries, as the case may be, existing on the Closing Date, equal or exceeds a specified amount, the Company shall be required to make an offer to all Holders to purchase the maximum principal amount of Notes, in an integral multiple of $1,000, that may be purchased out of such amount at a purchase price in cash equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase, in accordance with the Indenture. Holders of Notes that are subject to any offer to purchase shall receive an Asset Sale Offer from the Company prior to any related Asset Sale Purchase Date.

          In the case of any redemption or repurchase of Notes, interest installments whose Stated Maturity is on or prior to the Redemption Date or Asset Sale Purchase Date, as the case may be, shall be payable to the Holders of such Notes, or one or more Predecessor Notes, of record at the close of business on the relevant Regular Record Date or Special Record Date, as the case may be, referred to on the face hereof. Notes (or portions thereof) for whose redemption and payment provision is made in accordance with the Indenture shall cease to bear interest from and after the Redemption Date or Asset Sale Purchase Date, as the case may be.

          If an Event of Default shall occur and be continuing, the principal of all the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

          The Indenture contains provisions for defeasance at any time of (a) the entire indebtedness of the Company on this Note and (b) certain restrictive covenants and the related Defaults and Events of Default, upon compliance by the Company with certain conditions set forth therein, which provisions apply to this Note.

          The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the Subsidiary Guarantors and the rights of the Holders under the Indenture and the Notes and the Subsidiary Guarantees, if any, at any time by the Company, the Subsidiary Guarantors and the Trustee with the consent of the Holders of a specified percentage in aggregate principal amount of the Notes at the time Outstanding. Additionally, the Indenture permits that, without notice to or consent of any Holder, the Company, any Guarantor and the Trustee together may amend or supplement the Indenture, any Subsidiary Guarantee or this Note (i) to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company in the Indenture and in the Notes; or (ii) to add to the covenants of the Company for the benefit of the Holders, or to surrender any right or power herein conferred upon the Company; or (iii) to add additional Events of Defaults; or (iv) to provide for uncertificated Notes in addition to or in place of the Certificated Notes; or
(v) to evidence and provide for the acceptance of appointment under the Indenture by a successor Trustee; or (vi) to secure the Notes; or (vii) to cure any ambiguity, to correct or supplement any provision in the Indenture that may be defective or inconsistent with any other provision in the Indenture, or to make any other provisions with respect to matters or questions arising under the Indenture, provided that such actions pursuant to this clause do not adversely affect the interests of the Holders in any material respect; or (viii) to evidence the succession of another Person to any Subsidiary Guarantor and the assumption by any such successor of the covenants of such Subsidiary Guarantor in the Indenture and in the Notes; or (ix) to evidence an addition of a new Subsidiary Guarantor and the assumption by any such new Subsidiary Guarantor of the covenants in the Indenture and in the Notes; or (x) to comply with any requirements of the Commission in order to effect and maintain the qualification of the Indenture under the Trust Indenture Act.

          The Indenture also contains provisions permitting the Holders of not less than a majority in aggregate principal amount of the Notes at the time Outstanding, on behalf of the Holders of all the Notes, to waive any past defaults by the Company with certain provisions of the Indenture, the Notes and the Subsidiary Guarantees, if any, and certain past Defaults under the Indenture, the Notes and the Subsidiary Guarantees, if any, and their consequences. Any such consent or waiver by or on behalf of the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.

          No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company or the Subsidiary Guarantors or any other obligor on the Notes (in the event any Subsidiary Guarantor or other obligor is obligated to make payments in respect of the Notes), which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Note at the times, place, and rate, and in the coin or currency, herein prescribed.

          As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registerable on the Note Register of the Company, upon surrender of this Note for registration of transfer at the office or agency of the Company maintained for such purpose in The City of New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Note Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, shall be issued to the designated transferee or transferees.

          The Notes are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Notes are exchangeable for a like aggregate principal amount of Notes of a different authorized denomination, as requested by the Holder surrendering the same.

          No service charge shall be made for any registration of transfer or exchange or redemption of Notes, but the Company may require payment of a sum sufficient to pay all documentary, stamp or similar issue or transfer taxes or other governmental charge payable in connection therewith.

          The Notes are entitled to the benefit of a Subsidiary Guarantee by each Subsidiary Guarantor to the extent provided in each such Subsidiary Guarantee.

          Prior to the time of due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

          THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

          Interest on this Note shall be computed on the basis of a 360-day year of twelve 30-day months.

          All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

                    FORM OF TRANSFER NOTICE


          FOR VALUE RECEIVED the undersigned registered Holder hereby sell(s), assign(s) and transfer(s) unto

Insert Taxpayer Identification No.
----------------------------------



(please print or typewrite name and address including zip code of assignee)


the within Note and all rights thereunder, hereby irrevocably constituting and appointing


(leave blank)

attorney to transfer said Note on the books of the Company with full power of substitution in the premises.

          In connection with any transfer of this Note occurring prior to the date that is the earlier of the date of an effective Registration Statement or June 24, 1999, the undersigned confirms that without utilizing any general solicitation or general advertising that:

[Check One]

[   ] (a) this Note is being transferred in compliance with the exemption from registration under the Securities Act of 1933, as amended, provided by Rule 144A thereunder.
                                       or

[   ] (b) this Note is being transferred other than in accordance with (a) above and documents are being furnished that comply with the conditions of transfer set forth in this Note and the Indenture.

If neither of the foregoing boxes is checked, the Trustee or other Registrar shall not be obligated to register this Note in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 307 of the Indenture shall have been satisfied.

Date:  ____________________   __________________________________________
                              NOTICE: The signature  must correspond with
                                    the name as written upon the face of the within- mentioned instrument in every particular, without alteration or any change whatsoever.

Signature Guarantee:

TO BE COMPLETED BY PURCHASER IF (a) ABOVE IS CHECKED.

          The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.


Dated:
      --------------------------    ----------------------------------------
                                    NOTICE:  To be executed by an executive
                                             officer.


                       OPTION OF HOLDER TO ELECT PURCHASE


         If you wish to have this Note purchased by the Company pursuant to
Section 1011 of the Indenture, check the Box:  [ ].

         If you wish to have a portion of this Note purchased by the Company pursuant to Section 1012 of the Indenture, state the amount (in original principal amount) below:


                    $_____________________.


Date:

Your Signature:

(Sign exactly as your name appears on the face of this Note)

Signature Guarantee:


         SECTION 206.  Form of Trustee's Certificate of Authentication.

         The Trustee's certificate of authentication shall be in substantially the following form:

                    TRUSTEE'S CERTIFICATE OF AUTHENTICATION.

         Dated:  ____________________

         This is one of the Notes referred to in the within-mentioned Indenture.

                                             BANKERS TRUST COMPANY,
                                             as Trustee


                                             By
                                               Authorized Signatory


                                 ARTICLE THREE

                                   THE NOTES

          SECTION 301.  Title and Terms.

          The aggregate principal amount of Notes which may be authenticated and delivered under this Indenture is limited to $115,000,000, except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes pursuant to Section 304, 305, 306, 307, 310, 906, 1015, 1017 or 1108 or pursuant to an Exchange Offer.

          The Initial Notes shall be known and designated as the "10 1/4% Senior Notes due 2007" and the Exchange Notes shall be known and designated as the "10 1/4% Series B Senior Notes due 2007," in each case, of the Company. The Stated Maturity of the Notes shall be June 15, 2007, and they shall bear interest at the rate of 10 1/4% per annum from June 24, 1997, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, payable on December 15, 1997 and semiannually thereafter on June 15 and December 15 in each year, until the principal thereof is paid in full and to the Person in whose name the Note (or any Predecessor Note) is registered at the close of business on the relevant Regular Record Date next preceding such Interest Payment Date. Interest shall be computed on the basis of a

360-day year comprised of twelve 30-day months, until the principal thereof is paid or duly provided for. Interest on any overdue principal, interest (to the extent lawful) or premium, if any, shall be payable on demand.

          The principal of and premium, if any, and interest on the Notes shall be payable, and the Notes shall be exchangeable and transferable, at the office or agency of the Company in The City of New York maintained for such purposes (which initially will be the office of the Trustee located at Four Albany Street, New York, New York 10006); provided, however, that, at the option of the Company, interest may be paid by check mailed to the address of the Person entitled thereto as such address appears in the Note Register.

          Holders shall have the right to require the Company to purchase their Notes, in whole or in part, in the event of a Change of Control pursuant to
Section 1011.

          The Notes shall be subject to repurchase by the Company pursuant to an Asset Sale Offer as provided in Section 1012.

          The Notes shall be redeemable as provided in Article Eleven and in the Notes.

          SECTION 302.  Denominations.

          The Notes shall be issuable only in registered form without coupons and only in denominations of $1,000 and any integral multiple thereof.

          SECTION 303.  Execution, Authentication, Delivery and Dating.

          The Notes shall be executed on behalf of the Company by its Chairman, its President or a Vice President, under its corporate seal reproduced thereon and attested by its Chief Financial Officer, Secretary or an Assistant Secretary. The signature of any of these officers on the Notes may be manual or facsimile signatures of the present or any future such authorized officer and may be imprinted or otherwise reproduced on the Notes. All authorized facsimile signatures shall have the same force and effect as if manually signed.

          Notes bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of such Notes.

          At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Initial Notes executed by the Company to the

Trustee for authentication, together with a Company Order for the authentication and delivery of such Notes, directing the Trustee to authenticate the Notes and certifying that all conditions precedent to the issuance of Notes contained herein have been fully complied with, and the Trustee in accordance with such Company Order shall authenticate and deliver such Initial Notes. On Company Order, the Trustee shall authenticate for original issue Exchange Notes in an aggregate principal amount not to exceed $115,000,000; provided that such Exchange Notes shall be issuable only upon the valid surrender for cancellation of Initial Notes of a like aggregate principal amount in accordance with an Exchange Offer pursuant to the Registration Rights Agreement. In each case, the Trustee shall be entitled to receive an Officers' Certificate and an Opinion of Counsel of the Company that it may reasonably request in connection with such authentication of Notes. Such Company Order shall specify the amount of Notes to be authenticated and the date on which the original issue of Initial Notes or Exchange Notes is to be authenticated.

          Each Note shall be dated the date of its authentication.

          No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Note a certificate of authentication substantially in the form provided for herein duly executed by the Trustee by manual signature of an authorized signatory, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder and is entitled to the benefits of this Indenture.

          In case the Company or any Subsidiary Guarantor, pursuant to Article Eight, shall be consolidated or merged with or into any other Person or shall convey, transfer, lease or otherwise dispose of its properties and assets substantially as an entirety to any Person, and the successor Person resulting from such consolidation, or surviving such merger, or into which the Company or such Subsidiary Guarantor shall have been merged, or the Person which shall have received a conveyance, transfer, lease or other disposition as aforesaid, shall have executed an indenture supplemental hereto with the Trustee pursuant to Article Eight, any of the Notes authenticated or delivered prior to such consolidation, merger, conveyance, transfer, lease or other disposition may, from time to time, at the request of the successor Person, be exchanged for other Notes executed in the name of the successor Person with such changes in phraseology and form as may be appropriate, but otherwise in substance of like tenor as the Notes surrendered for such exchange and of like principal amount; and the Trustee, upon Company Request of the successor Person, shall authenticate and deliver Notes as specified in such request for the purpose of such exchange. If Notes shall at any time be authenticated and delivered in any new name of a successor Person pursuant to this Section 303 in exchange or substitution for or upon registration of transfer of any Notes, such successor Person, at the option of the Holders but without expense to them, shall provide for the exchange of all Notes at the time Outstanding for Notes authenticated and delivered in such new name.

          The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes on behalf of the Trustee. Unless limited by the terms of such appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent, except for authentication of original issues or replacement of mutilated, lost, stolen or destroyed Notes. An authenticating agent has the same rights as any Note Registrar or Paying Agent to deal with the Company and its Affiliates.

          SECTION 304.  Temporary Notes.

          Pending the preparation of definitive Notes, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Notes which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Notes in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Notes may determine, as conclusively evidenced by their execution of such Notes.

          If temporary Notes are issued, the Company shall cause definitive Notes to be prepared without unreasonable delay. After the preparation of definitive Notes, the temporary Notes shall be exchangeable for definitive Notes upon surrender of the temporary Notes at the office or agency of the Company designated for such purpose pursuant to Section 1002, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Notes of authorized denominations. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits under this Indenture as definitive Notes.

          SECTION 305.  Registration, Registration of Transfer and Exchange.

          The Company shall cause to be kept at the Corporate Trust Office of the Trustee a register (the register maintained in such office and in any other office or agency designated pursuant to Section 1002 being herein sometimes referred to as the "Note Register") in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Notes and of transfers of Notes. The Note Register shall be in written form or any other form capable of being converted into written form within a reasonable time. At all reasonable times, the Note Register shall be open to inspection by the Trustee. The Trustee is hereby initially appointed as security registrar (the Trustee in such capacity, together with any successor of the Trustee in such capacity, the "Note Registrar") for the purpose of registering Notes and transfers of Notes as herein provided.

          Upon surrender for registration of transfer of any Note at the office or agency of the Company designated pursuant to Section 1002, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denomination or denominations of a like aggregate principal amount.

          Furthermore, any Holder of the Global Note shall, by acceptance of such Global Note, agree that transfers of beneficial interest in such Global Note may be effected only through a book-entry system maintained by the Holder of such Global Note (or its agent), and that ownership of a beneficial interest in the Note shall be required to be reflected in a book entry.

          At the option of the Holder, Notes may be exchanged for other Notes of any authorized denomination and of a like aggregate principal amount, upon surrender of the Notes to be exchanged at the office or agency of the Company designated for such purpose pursuant to Section 1002. Whenever any Notes are so surrendered for exchange (including an exchange of Initial Notes for Exchange Notes), the Company shall execute, and the Trustee shall authenticate and deliver, the Notes which the Holder making the exchange is entitled to receive; provided that no exchange of Initial Notes for Exchange Notes shall occur until an Exchange Offer Registration Statement shall have been declared effective by the Commission, the Trustee shall have received an Officers' Certificate confirming that the Exchange Offer Registration Statement has been declared effective by the Commission and the Initial Notes to be exchanged for the Exchange Notes shall be cancelled by the Trustee.

          All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.

          Every Note presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Note Registrar) be duly endorsed, or be accompanied by a written instrument of transfer, in form satisfactory to the Company and the Note Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.

          No service charge shall be made for any registration of transfer or exchange or redemption of Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes, other than exchanges pursuant to Section 304, 906, 1016, 1017 or 1108, not involving any transfer.

          SECTION 306.  Book-Entry Provisions for the Global Note.

          (a) The Global Note initially shall (i) be registered in the name of Cede & Co. as nominee for the Depositary (the "Global Note Holder"), (ii) be delivered to the

Trustee as custodian for such Depositary and (iii) bear legends as set forth in
Section 202.

          Members of, or participants in, the Depositary ("Agent Members") shall have no rights under this Indenture with respect to any Notes held on their behalf by the Depositary, or the Trustee as its custodian, or under the Global Note, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or shall impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Note.

          (b) Transfers of the Global Note shall be limited to transfers of such Global Note in whole, but not in part, to the Depositary, its successors or their respective nominees. Interests of beneficial owners in the Global Note may be transferred in accordance with the rules and procedures of the Depositary and the provisions of Section 307. Beneficial owners may obtain Certificated Notes in exchange for their beneficial interests in the Global Note upon request in accordance with the Depositary's and the Note Registrar's procedures. In addition, Certificated Notes shall be transferred to all beneficial owners in exchange for their beneficial interests in the Global Note if (i) the Company notifies the Trustee in writing that the Depositary is unwilling or unable to act as a depositary for the Global Note and the Company is unable to locate a qualified successor within 90 days or (ii) the Company, at its option, notifies the Trustee in writing that it elects to change the issuance of Notes in the form of Certificated Notes under the Indenture.

          (c) In connection with any transfer of a portion of the beneficial interest in the Global Note pursuant to subsection (b) of this Section to beneficial owners, the Note Registrar shall reflect on its books and records the date and a decrease in the principal amount of the Global Note in an amount equal to the principal amount of the beneficial interest in the Global Note to be transferred, and the Company shall execute, and the Trustee shall authenticate and deliver, one or more Certificated Notes of like tenor and amount to each Person that the Global Note Holder and the Depositary identify as being the beneficial owner of the related Notes.

          (d) In connection with the transfer of the entire Global Note to beneficial owners pursuant to subsection (b) of this Section, the Global Note shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Global Note Holder and the Depositary in exchange for its beneficial interest in the Global Note, an equal aggregate principal amount of Certificated Notes of authorized denominations.

          (e) Any Certificated Notes delivered in exchange for an interest in the Global Note pursuant to subsection (c) or subsection (d) of this Section shall, except as otherwise provided by paragraph (a)(i)(x) and paragraph (c) of
Section 307, bear the applicable legend regarding transfer restrictions applicable to the Certificated Note set forth in Section 202.

          (f) The registered holder of the Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

          SECTION 307.  Special Transfer Provisions.

          Unless and until (i) an Initial Note is sold under an effective Shelf Registration Statement, or (ii) an Initial Note is exchanged for an Exchange
Note in connection with an effective Exchange Offer Registration Statement, in each case pursuant to the Registration Rights Agreement, the following provisions shall apply:

          (a) Transfers to Non-QIB Institutional Accredited Investors. The following provisions shall apply with respect to the registration of any proposed transfer of an Initial Note to any institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) which is not a QIB:

          (i) The Note Registrar shall register the transfer of any Initial Note, whether or not such Initial Note bears the Private Placement Legend, if (x) the requested transfer is at least two years after the original issue date of the Initial Note or (y) the proposed transferee has delivered to the Note Registrar a certificate substantially in the form set forth in
     Section 308.

          (ii) If the proposed transferor is an Agent Member holding a beneficial interest in the Global Note, upon receipt by the Note Registrar of (x) the documents, if any, required by paragraph (i) and (y) instructions given in accordance with the Depositary's and the Note Registrar's procedures therefor, the Note Registrar shall reflect on its books and records the date and a decrease in the principal amount of the Global Note in an amount equal to the principal amount of the beneficial interest in the Global Note to be transferred, and the Company shall execute, and the Trustee shall authenticate and deliver, one or more Certificated Notes of like tenor and amount.

          (b) Transfers to QIBs. The following provisions shall apply with respect to the registration of any proposed transfer of an Initial Note to a
QIB:

          (i) If the Note to be transferred consists of Certificated Notes, the Registrar shall register the transfer if such transfer is being made by a proposed transferor who has checked the box provided for on the form of Initial Note stating, or has otherwise advised the Company and the Note Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the form of Initial Note stating, or has otherwise advised the Company and the Note Registrar in writing, that it is purchasing the Initial Note for its own account or an account with respect to which it exercises sole investment discretion and that it, or the Person on whose behalf it is acting with respect to any such account, is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A.

          (ii) If the proposed transferee is an Agent Member, and the Initial Note to be transferred consists of Certificated Notes, upon receipt by the Note Registrar of instructions given in accordance with the Depositary's and the Note Registrar's procedures therefor, the Note Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Note in an amount equal to the principal amount of the Certificated Notes to be transferred, and the Trustee shall cancel the Certificated Note so transferred.

          (c) Private Placement Legend. Upon the transfer, exchange or replacement of Notes not bearing the Private Placement Legend, the Note Registrar shall deliver Notes that do not bear the Private Placement Legend. Upon the transfer, exchange or replacement of Notes bearing the Private Placement Legend, the Note Registrar shall deliver only Notes that bear the Private Placement Legend unless either (i) the circumstances contemplated by paragraph (a)(i)(x) of this Section 307 exist or (ii) there is delivered to the Note Registrar an Opinion of Counsel reasonably satisfactory to the Company and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act.

          (d) General. By its acceptance of any Note bearing the Private Placement Legend, each Holder of such a Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Private Placement Legend and agrees that it shall transfer such Note only as provided in this Indenture.

          The Note Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 306 or this Section
307. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Note Registrar.

          SECTION 308. Form of Certificate to Be Delivered in Connection with Transfers to Non-QIB Institutional Accredited Investors.

Drypers Corporation
5300 Memorial Drive, Suite 900
Houston, Texas 77007

Prudential Securities Incorporated
Credit Suisse First Boston Corporation
c/o Prudential Securities Incorporated
One New York Plaza
New York, New York 10292

Ladies and Gentlemen:

  In connection with our proposed purchase of $             aggregate principal
amount of     10 1/4% Notes due 2007 (the "Securities") of Drypers Corporation
(the "Company"), we confirm that:

     1. We have received a copy of the Offering Memorandum, dated June   , 1997
  relating to the Securities and such other information as we deem necessary in order to make our investment decision.

     2. We understand that the Securities have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), and unless so registered, may not be sold except as permitted in the following sentence. We agree on our own behalf and on behalf of any investor account for which we are purchasing Securities to offer, sell or otherwise transfer such Securities prior to the date which is two years after the later of the date of original issue and the last date on which the Company or any affiliate or the Company was the owner of such Securities (or any predecessor thereto) (the "Resale Restriction Termination Date") only (a) to the Company, (b) pursuant to a registration statement which has been declared effective under the Securities Act, (c) for so long as the Securities are eligible for resale pursuant to Rule 144A under the Securities Act, to a Person we reasonably believe is a Qualified Institutional Buyer under Rule 144A that purchases for its own account or for the account of a Qualified Institutional Buyer to whom notice is given that the transfer is being made in reliance on Rule 144A, (d) to an institutional "accredited investor" (as defined in subparagraph (a)(1), (2),
  (3) or (7) of Rule 501 of Regulation D under the Securities Act) that is purchasing for his own account or for the account of such an institutional "accredited investor" or (e) pursuant to any other available exemption from the registration requirements of the Securities Act, subject in each of the foregoing cases to any requirement of law that the disposition of our property or the property of such investor account be at all times within our or their control and to compliance with any applicable state securities laws. The foregoing restrictions on sale shall not apply subsequent to the
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                                       45

  Resale Restriction Termination Date. If any resale or other transfer of the Securities is proposed to be made pursuant to clause (d) above prior to the Resale Restriction Termination Date, the transferor shall deliver a letter from the transferee substantially in the form of this letter to the Company and the trustee under the indenture relating to the Securities (the "Trustee") which shall provide, among other things, that the transferee is an institutional "accredited investor" and that it is acquiring such Securities for investment purposes and not for distribution in violation of the Securities Act. Each purchaser acknowledges that the Company and the Trustee reserve the right prior to any offer, sale or other transfer of the Securities prior to the Resale Restriction Termination Date pursuant to clauses (d), (e) or (f) above to require the delivery of an opinion of counsel, certifications or other information satisfactory to the Company and the Trustee.

     3. We are an institutional "accredited investor" (as defined above) purchasing for our own account or for the account of an institutional "accredited investor" for which we exercise sole investment discretion and we are acquiring the Securities for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act and we have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Securities, and we and any investor accounts for which we are acting are each able to bear the economic risk of our or its investments for an indefinite period.

     4. You and the Trustee are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

                                  Very truly yours,


                                  (Name of Purchaser)


                                  By:

                                  Name:

                                  Title:

                                  Date:


  Upon transfer, the Securities should be registered in the name of the new beneficial owner
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                                       46

as follows:

Name:


Address:


Taxpayer ID Number:

          SECTION 309.  [INTENTIONALLY OMITTED]

          SECTION 310.  Mutilated, Destroyed, Lost and Stolen Notes.

          If (i) any mutilated Note is surrendered to the Trustee, or (ii) the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Note, and there is delivered to the Company and the Trustee such security or indemnity, in each case, as may be required by them to save each of them harmless, then, in the absence of notice to the Company or the Trustee that such Note has been acquired by a bona fide purchaser, the Company shall execute and the Trustee shall authenticate and deliver, in exchange for any such mutilated Note or in lieu of any such destroyed, lost or stolen Note, a new Note of like tenor and principal amount, bearing a number not contemporaneously outstanding.

          In case any such mutilated, destroyed, lost or stolen Note has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Note, pay such Note.

          Upon the issuance of any new Note under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) in connection therewith.

          Every new Note issued pursuant to this Section in lieu of any mutilated, destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Company, any Subsidiary Guarantor and any other obligor on the Notes, whether or not the mutilated, destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

          The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.
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                                       47

          SECTION 311.  Payment of Interest; Interest Rights Preserved.

          Interest on any Note which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name such Note (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date for such interest at the office or agency of the Company maintained for such purpose pursuant to Section 1002; provided, however, that each installment of interest may at the Company's option be paid by mailing a check for such interest, payable to or upon the written order of the Person entitled thereto pursuant to Section 312, to the address of such Person as it appears in the Note Register.

          Any interest on any Note which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date shall forthwith cease to be payable to the Holder on the Regular Record Date by virtue of having been such Holder, and such defaulted interest and (to the extent lawful) interest on such defaulted interest at the rate borne by the Notes (such defaulted interest and interest thereon herein collectively called "Defaulted Interest") shall be paid by the Company, at its election in each case, as provided in clause (1) or (2) below:

          (1) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Note and the date (not less than 30 days after such notice) of the proposed payment (the "Special Record Date"), and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust by the Trustee for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a Definitive Special Record Date (the "Definitive Special Record Date") for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the Special Record Date and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Definitive Special Record Date, and in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Definitive Special Record Date therefor to be given in the manner provided for in Section 106, not less than 10 days prior to such Definitive Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Definitive Special Record Date therefor having been so given, such Defaulted Interest shall be paid by the Trustee from the funds deposited by the Company as hereinabove provided to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on
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                                       48

     such Definitive Special Record Date and shall no longer be payable pursuant to the following clause (2).

          (2) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

          Subject to the foregoing provisions of this Section, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.

          SECTION 312.  Persons Deemed Owners.

          Prior to the due presentment of a Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Persons in whose names such Notes , including the Global Note , are registered as the owners of such Note for the purpose of receiving payment of principal of (and premium, if any) and (subject to Sections 305 and 311) interest on such Note and for all other purposes whatsoever, whether or not such Note be overdue, and none of the Company, any Subsidiary Guarantor, the Trustee nor any agent of the Company, any Subsidiary Guarantor or the Trustee shall be affected by notice to the contrary.

          SECTION 313.  Cancellation.

          All Notes surrendered for payment, redemption, registration of transfer or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it. If the Company shall acquire any of the Notes other than as set forth in the preceding sentence, the acquisition shall not operate as a redemption or satisfaction of the Debt represented by such Notes unless and until the same are surrendered to the Trustee for cancellation pursuant to this Section 313. No Notes shall be authenticated in lieu of or in exchange for any Notes cancelled as provided in this Section 313, except as expressly permitted by this Indenture. All cancelled Notes held by the Trustee shall be disposed of by the Trustee in accordance with its customary procedures unless by Company Order the Company shall direct that cancelled Notes be returned to it.
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                                       49

                                 ARTICLE FOUR

                           SATISFACTION AND DISCHARGE

          SECTION 401.  Satisfaction and Discharge of Indenture.

          This Indenture shall upon request by the Company cease to be of further effect (except as to surviving rights of registration of transfer or exchange of Notes expressly provided for herein or pursuant hereto) and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture when

          (1)  either

               (a) all the Notes theretofore authenticated and delivered (other than (i) Notes which have been lost, stolen or destroyed and which have been replaced or paid as provided in Section 310 and (ii) Notes for whose payment money has theretofore been deposited in trust with the Trustee or any Paying Agent or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 1003) have been delivered to the Trustee for cancellation; or

               (b) all such Notes not theretofore delivered to the Trustee for cancellation

                    (i)  have become due and payable; or

                    (ii) will become due and payable at their Stated Maturity
               within one year; or

                    (iii) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust for such purpose an amount sufficient to pay and discharge the entire Debt on such Notes not theretofore delivered to the Trustee for cancellation, for principal (and premium, if any) and interest to the date of such deposit (in the case of Notes which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be;

          (2) the Company or the Subsidiary Guarantors have paid or caused to be paid all sums payable hereunder by the Company or the Subsidiary Guarantors; and

          (3) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

          Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 607 and, if money shall have been deposited with the Trustee pursuant to subclause (b) of clause (1) of this Section, the obligations of the Trustee under Section 402 and the last paragraph of Section 1003 shall survive.

          SECTION 402.  Application of Trust Money.

          Subject to the provisions of the last paragraph of Section 1003, all money deposited with the Trustee pursuant to Section 401 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

          If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with Section 401 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's and any Subsidiary Guarantor's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 401; provided that if the Company has made any payment of principal of, premium, if any, or interest on any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.


                                  ARTICLE FIVE

                             DEFAULTS AND REMEDIES

          SECTION 501.  Events of Default.

          "Event of Default", wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any "judgment, decree or order of any court or any order, rule or regulation of any administrative or government body"):
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                                       51

          (a) default in the payment of any interest on any Note when it becomes due and payable, and continuance of such default for a period of 30 days;

          (b) default in the payment of the principal of (or premium, if any, on) any Note when due;

          (c) failure to perform or comply with Article Eight;

          (d) default in the performance, or breach, of any covenant or agreement of the Company or any Subsidiary Guarantor contained in this Indenture or any Subsidiary Guarantee (other than a default in the performance, or breach, of a covenant or agreement that is specifically dealt with elsewhere herein), and continuance of such default or breach for a period of 60 days after written notice has been given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Notes then Outstanding;

          (e) (i) the occurrence of an event of default under any mortgage, bond, indenture, loan agreement or other document evidencing an issue of Debt of the Company or any Significant Subsidiary, which issue has an aggregate outstanding principal amount of not less than $5,000,000, and such default has resulted in such Debt becoming, whether by declaration or otherwise, due and payable prior to the date on which it would otherwise become due and payable or (ii) a default in any payment when due at final maturity of any such Debt;

          (f) failure by the Company or any of its Restricted Subsidiaries to pay one or more final judgments the uninsured portion of which exceeds in the aggregate $5,000,000, which judgment or judgments are not paid, discharged or stayed for a period of 60 days;

          (g) any Subsidiary Guarantee issued by a Significant Subsidiary ceases to be in full force and effect or is declared null and void or any Subsidiary Guarantor denies that it has any further liability under any Subsidiary Guarantee, or gives notice to such effect (other than by reason of the termination of this Indenture or the release of any such Subsidiary Guarantee in accordance with this Indenture), and such condition has continued for a period of 60 days after written notice of such failure requiring the Subsidiary Guarantor and the Company to remedy the same has been given (x) to the Company by the Trustee or (y) to the Company and the Trustee by the Holders of 25% in aggregate principal amount of the Notes then Outstanding;

          (h) the Company or any of its Significant Subsidiaries pursuant to or within the meaning of Federal Bankruptcy Code: (A) commences a voluntary case; (B) consents to the entry of an order for relief against it in an involuntary case; (C) consents to the appointment of a Custodian of it or for all or substantially all of its property; (D) makes a general assignment for the benefit of its creditors, or (E) admits in writing that it is generally not paying its debts (other than debts which are the subject of a bona fide dispute) as they become due; or

          (i) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that remains unstayed and in effect for 60 days and:
     (A) is for relief against the Company or any of its Significant Subsidiaries in an involuntary case; (B) appoints a custodian of the Company or any of its Significant Subsidiaries or for all or substantially all of the property of the Company or any of its Significant Subsidiaries; or (C) orders the liquidation of the Company or any of its Significant Subsidiaries; provided that clauses (A), (B) and (C) shall not apply to an Unrestricted Subsidiary, unless such action or proceeding has a material adverse effect on the interests of the Company or any Restricted Subsidiary.

          SECTION 502.  Acceleration of Maturity; Rescission and Annulment.

          If an Event of Default (other than as specified in Section 501(h)) occurs and is continuing, the Trustee or the Holders of not less than 25% in aggregate principal amount of the Notes then Outstanding may, and the Trustee at the request of such Holders shall, declare the principal of all of the Outstanding Notes immediately due and payable and, upon any such declaration, such principal shall become due and payable immediately. If an Event of Default specified in Section 501(h) above occurs and is continuing, then the principal of all of the Outstanding Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder of Notes.

          At any time after a declaration of acceleration under the Indenture, but before a judgment or decree for payment of the money due has been obtained by the Trustee, the Holders of a majority in aggregate principal amount of the Outstanding Notes, by written notice to the Company and the Trustee, may rescind such declaration and its consequences if:

          (i) the Company or any Subsidiary Guarantor has paid or deposited with the Trustee a sum sufficient to pay

               (A) all overdue interest on all Notes,

               (B) all unpaid principal of (and premium, if any, on) any Outstanding Notes that has become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by the Notes,

               (C) to the extent that payment of such interest is lawful, interest upon overdue interest and overdue principal (and premium, if any) at the rate borne by
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                                       53

          the Notes, and

               (D) all sums paid or advanced by the Trustee under the Indenture and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and

          (ii) all Events of Default, other than the non-payment of amounts of principal of (or premium, if any, on) or interest on the Notes that have become due solely by such declaration of acceleration, have been cured or waived. No such rescission shall affect any subsequent default or impair any right consequent thereon.

          SECTION 503.  Collection of Debt and Suits for Enforcement by Trustee.

          The Company and each of the Subsidiary Guarantors covenants that if

          (a) a default is made in the payment of any interest on any Note when such interest becomes due and payable and such default continues for a period of 30 days, or

          (b) a default is made in the payment of the principal of (or premium, if any, on) any Note at the Maturity thereof,

the Company and the Subsidiary Guarantors shall, upon demand of the Trustee, pay to the Trustee for the benefit of the Holders of such Notes, the whole amount then due and payable on such Notes for principal (and premium, if any) and interest, with interest upon the overdue principal (and premium, if any) and, to the extent that payment of such interest shall be legally enforceable, upon overdue installments of interest, at the rate borne by the Notes; and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and all other amounts due to the Trustee under Section 607.

          If the Company or any Subsidiary Guarantor, as the case may be, fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid and may prosecute such proceeding to judgment or final decree, and may enforce the same against the Company, such Subsidiary Guarantor or any other obligor upon the Notes and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company, such Subsidiary Guarantor or any other obligor upon the Notes, wherever situated.

          If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy subject, however, to Section 513. No recovery of any such judgment upon any property of the Company or any Subsidiary Guarantor shall affect or impair any rights, powers or remedies of the Trustee or the Holders hereunder or now or hereinafter existing in law or in equity.

          SECTION 504.  Trustee May File Proofs of Claim.

          In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any Subsidiary Guarantor, upon the Notes or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal, premium, if any, or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

          (i) to file and prove a claim for the whole amount of principal (and premium, if any) and interest owing and unpaid in respect of the Notes, to take such other actions (including participating as a member, voting or otherwise, of any official committee of creditors appointed in such matter) and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and

          (ii) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 607.

          Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding; provided, however, that the Trustee may, on behalf of such Holders, vote for the election of a trustee in bankruptcy or other similar official.

          SECTION 505.  Trustee May Enforce Claims Without Possession of Notes.

          All rights of action and claims under this Indenture, the Notes or the Subsidiary Guarantees may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name and as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Notes in respect of which such judgment has been recovered.

          SECTION 506.  Application of Money Collected.

          Any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal (or premium, if any) or interest, upon presentation of the Notes and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

          FIRST:  To the payment of all amounts due the Trustee under Section
     607;

          SECOND: To the payment of the amounts then due and unpaid for principal of (and premium, if any) and interest on the Notes in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Notes for principal (and premium, if any) and interest, respectively; and

          THIRD: The balance, if any, to the Person or Persons entitled thereto, including the Company or any other obligor on the Notes, as their interests may appear or as a court of competent jurisdiction may direct, provided that all sums due and owing to the Holders and the Trustee have been paid in full as required by this Indenture.

          SECTION 507.  Limitation on Suits.

          No Holder of any Notes shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

          (1) such Holder has previously given written notice to the Trustee of a continuing Event of Default;

          (2) the Holders of not less than 25% in principal amount of the Outstanding Notes shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

          (3) such Holder or Holders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

          (4) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

          (5) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority or more in principal amount of the Outstanding Notes;

it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture, any Note or any Subsidiary Guarantee to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, any Note or any Subsidiary Guarantee, except in the manner herein provided and for the equal and ratable benefit of all the Holders.

          SECTION 508. Unconditional Right of Holders to Receive Principal, Premium and Interest.

          Notwithstanding any other provision in this Indenture, the Holder of any Note shall have the right, which is absolute and unconditional, to receive payment, as provided herein (including, if applicable, in Article Eleven) and in such Note of the principal of (and premium, if any) and (subject to Section
311) interest on such Note on the respective Stated Maturities expressed in such Note (or, in the case of redemption or repurchase, on the Redemption Date or repurchase) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

          SECTION 509.  Restoration of Rights and Remedies.

          If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture or any Subsidiary Guarantee and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, any Subsidiary Guarantor, any other obligor on the Notes, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

          SECTION 510.  Rights and Remedies Cumulative.

          Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in the last paragraph of
Section 310, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

          SECTION 511.  Delay or Omission Not Waiver.

          No delay or omission of the Trustee or of any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

          SECTION 512.  Control by Holders.

          The Holders of not less than a majority in principal amount of the Outstanding Notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, provided that

          (1) such direction shall not be in conflict with any rule of law or with this Indenture or any Subsidiary Guarantee,

          (2) the Trustee need not take any action which might involve it in personal liability or be unjustly prejudicial to the Holders not consenting; and

          (3) subject to the provisions of Section 315 of the Trust Indenture Act, the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

          SECTION 513.  Waiver of Past Defaults.

          The Holders of not less than a majority in aggregate principal amount of the Outstanding Notes may, on behalf of the Holders of all of the Notes, waive any past defaults under the Indenture, except a default in the payment of the principal of (and premium, if any) or interest on any Note, or in respect of a covenant or provision that under the Indenture cannot be modified or amended without the consent of the Holder of each Note Outstanding.

          Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture and the Company, any Subsidiary Guarantor, the Trustee and the Holders shall be restored to their former positions and rights hereunder; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

          SECTION 514.  Waiver of Stay or Extension Laws.

          Each of the Company and the Subsidiary Guarantors covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which would prohibit or forgive the Company, any Subsidiary Guarantor or any such obligor from paying all or any portion of the principal of, or premium, if any, or interest on the Notes contemplated herein or in the Notes or which may affect the covenants or the performance of this Indenture; and each of the Company, any Subsidiary Guarantor and any such obligor (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

          SECTION 515.  Undertaking for Costs.

          All parties to this Indenture agree, and each Holder of any Note by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Outstanding Notes, or to any suit instituted by any Holder for the enforcement of the payment of the principal of (or premium, if any) or interest on any Note on or after the respective Stated Maturities expressed in such Note (or, in the case of redemption, on or after the Redemption Date).

          SECTION 516.  Expenses of Enforcement.
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                                       59

          The Company agrees to pay or reimburse the Trustee and each Holder for all reasonable costs and expenses (including reasonable counsels' fees) of the Trustee or such Holders in connection with (a) any Default and any enforcement or collection proceedings resulting therefrom and (b) the enforcement of this
Section 516.


                                  ARTICLE SIX

                                  THE TRUSTEE

          SECTION 601.  Acceptance of Trusts; Certain Duties and
Responsibilities.

          (a) Except during the continuance of an Event of Default, the Trustee shall perform only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee.

          (b) In case a Default or an Event of Default has occurred and is continuing of which a Responsible Officer of the Trustee has actual knowledge or of which written notice of such Default or Event of Default shall have been given to the Trustee by the Company, any other obligor of the Notes or by any Holder, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent Person would exercise or use under the circumstances in the conduct of his own affairs.

          (c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that

          (1) this paragraph (c) shall not be construed to limit the effect of paragraph (a) of this Section;

          (2) the Trustee shall not be liable for any errors of judgment or any acts, omissions, mistakes of fact or law taken or omitted in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent;

          (3) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in aggregate principal amount of the Outstanding Notes relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture; and

          (4) no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reason able grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

          (d) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

          SECTION 602.  Notice of Defaults.

          If a Default or an Event of Default occurs and is continuing and is known to a Responsible Officer of the Trustee, the Trustee shall mail to each Holder of the Notes notice of the Default or Event of Default within 90 days after the occurrence thereof in accordance with TIA Section 315(b).

          SECTION 603.  Certain Rights of Trustee.

          (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of his own affairs.

          (b) Subject to the provisions of TIA Sections 315(a) through 315(d):

          (1) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of debt or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties or, in the case of cables, telecopies and telexes, to have been sent by the proper party or parties;

          (2) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

          (3) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, request and rely upon an Officers' Certificate;

          (4) the Trustee may consult with counsel of its selection and any advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

          (5) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

          (6) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of debt or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney;

          (7) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

          (8) the Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture; and

          (9) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture.

          (c) The Trustee shall not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

          (d) The permissive right of the Trustee to do the things enumerated in this Indenture shall not be construed as a duty, and the Trustee shall not be answerable for other than its negligence or willful misconduct.

          SECTION 604.  Trustee Not Responsible for Recitals or Issuance of
Notes.

          The recitals contained herein and in the Notes, except for the Trustee's certificates of authentication, shall be taken as the statements of the Company and the Subsidiary Guarantors, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity, legality or sufficiency of this Indenture or of the Notes or of the Subsidiary Guarantees or any contracts referenced herein to which the Company or any Subsidiary Guarantor is a party, except that the Trustee represents that it is duly authorized to execute and deliver this Indenture and perform its obligations hereunder and that the statements made by it in a Statement of Eligibility on Form T-1 supplied to the Company are true and accurate, subject to the qualifications set forth therein. The Trustee shall not be accountable for the use or application by the Company of Notes or the proceeds thereof.

          SECTION 605.  May Hold Notes.

          The Trustee, any Paying Agent, any Note Registrar, any authenticating agent or any other agent of the Company or of the Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and, subject to TIA Sections 310(b) and 311, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Paying Agent, Note Registrar, Authenticating Agent or such other agent.

          SECTION 606.  Money Held in Trust.

          All moneys received by the Trustee shall, subject to the conditions specified in this Article Six, until used or applied as herein provided, be held in trust hereunder for the purposes for which they were received, but need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Company or any Subsidiary Guarantor.

          SECTION 607.  Compensation and Reimbursement.

          The Company agrees:

          (1) to pay to the Trustee from time to time such compensation as shall be agreed to in writing between the Company and the Trustee for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

         (2) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel and costs and expenses of collection), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

          (3) to indemnify each of the Trustee or any predecessor Trustee (and their respective directors, officers, employees and agents) for, and to hold it harmless against, any and all loss, damage, claim, liability or expense, including taxes (other than taxes based on the income of the Trustee) incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

          The obligations of the Company under this Section to compensate the Trustee, to pay or reimburse the Trustee for expenses, disbursements and advances and to indemnify and hold harmless the Trustee shall constitute additional indebtedness hereunder and shall survive the resignation or removal of the Trustee, and satisfaction and discharge of this Indenture. As security for the performance of such obligations of the Company, the Trustee shall have a lien prior to the Holders of the Notes upon all property and funds held or collected by the Trustee as such, except funds held in trust for the payment of principal of (and premium, if any) or interest on particular Notes.

          Notwithstanding any provision in this Indenture, the Trustee's right to immunities and protection from liability hereunder and its rights to payment of its fees, expenses and indemnities shall survive its resignation or removal and the final payment or defeasance of the Notes and the termination of the Indenture and all indemnification and releases from liability granted herein shall extend to its directors, officers, employees and agents.

          The provisions of this Section shall survive the termination of this Indenture.

          SECTION 608.  Corporate Trustee Required; Eligibility.

          There shall be at all times a Trustee hereunder which shall be eligible to act as Trustee under TIA Section 310(a)(1) and which shall have an office in The City of New York, and shall have a combined capital and surplus of at least $50,000,000. If the Trustee does not have an office in The City of New York, the Trustee may appoint an agent in The City of New York reasonably acceptable to the Company to conduct any activities which the Trustee may be required under this Indenture to conduct in The City of New York. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of federal, state, territorial or District of Columbia supervising or examining authority, then for the purposes of this Section 608, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 608, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

          SECTION 609.  Intervention by Trustee.

          In any judicial proceeding which in the opinion of the Trustee and its counsel has a substantial bearing on the interests of the Holders of the Notes, the Trustee may intervene on behalf of the Holders of the Notes and shall do so if requested in writing by Holders of a majority of the aggregate principal amount of Outstanding Notes.

          SECTION 610.  Resignation and Removal; Appointment of Successor.

          (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of this Section 610.

          (b) The Trustee may resign at any time by giving written notice thereof to the Company. Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee by written instrument executed by authority of the Board of Directors, a copy of which shall be delivered to the resigning Trustee and a copy to the successor trustee. If an instrument of acceptance required by this Section shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

          (c) The Trustee may be removed at any time by Act of the Holders of not less than a majority in principal amount of the Outstanding Notes, delivered to the Trustee and to the Company.

          (d)  If at any time:

          (1) the Trustee shall fail to comply with the provisions of TIA
     Section 310(b) after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Note for at least six months, or

          (2) the Trustee shall cease to be eligible under Section 608 and shall fail to resign after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Note for at least six months, or

          (3) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a Custodian of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Company, by a Board Resolution, may remove the Trustee, or (ii) subject to TIA Section 315(e), any Holder who has been a bona fide Holder of a Note for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

          (e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Company, by a Board Resolution, shall promptly appoint a successor Trustee. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Notes delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee and supersede the successor Trustee appointed by the Company. If no successor Trustee shall have been so appointed by the Company or the Holders and accepted appointment in the manner hereinafter provided, any Holder who has been a bona fide Holder of a Note for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

          (f) The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee to the Holders of Notes in the manner provided for in Section 106. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

          SECTION 611.  Acceptance of Appointment by Successor.

          Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder, subject to its lien provided for in Section
607. Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.

          No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

          SECTION 612. Merger, Conversion, Consolidation or Succession to Business.

          Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Notes shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Notes. In case at that time any of the Notes shall not have been authenticated, any successor Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor Trustee. In all such cases such certificates shall have the full force and effect which this Indenture provides for the certificate of authentication of the Trustee shall have; provided, however, that the right to adopt the certificate of authentication of any predecessor Trustee or to authenticate Notes in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.


                                 ARTICLE SEVEN

                      HOLDERS LISTS AND REPORTS BY TRUSTEE

          SECTION 701.  Company to Furnish Trustee Names and Addresses.

          The Company shall furnish or cause to be furnished to the Trustee

          (a) semiannually, not more than 10 days after each Regular Record Date, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders as of such Regular Record Date; and

          (b) at such other times as the Trustee may reasonably request in writing, within 30 days after receipt by the Company of any such request, a list of similar form and content to that in Subsection (a) hereof as of a date not more than 15 days prior to the time such list is furnished;

provided, however, that if and so long as the Trustee shall be the Note Registrar, no such list need be furnished.

          SECTION 702.  Disclosure of Names and Addresses of Holders.

          Every Holder of Notes, by receiving and holding the same, agrees with the Company and the Trustee that none of the Company or the Trustee or any agent of either of them shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders in accordance with TIA Section 312, regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under TIA Section 312(b).

          SECTION 703.  Reports by Trustee.

          Within 60 days after June 15 of each year commencing with the first June 15 after the first issuance of Notes, the Trustee shall transmit to the Holders, in the manner and to the extent provided in TIA Section 313(c), a brief report dated as of such June 15 if required by TIA Section 313(a).


                                 ARTICLE EIGHT

                    MERGER, CONSOLIDATION, OR SALE OF ASSETS

          SECTION 801.  Company May Consolidate, Etc., Only on Certain Terms.

          The Company may not consolidate with or merge with or into any other Person or, directly or indirectly, convey, sell, assign, transfer, lease or otherwise dispose of its properties and assets substantially as an entirety to any other Person (in one transaction or a series of related transactions), unless each of the following conditions is satisfied:

          (a) Either (i) the Company is the surviving corporation or (ii) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person that acquires by sale, assignment, transfer, lease or other disposition the properties and assets of the Company substantially as an entirety (the "Surviving Entity") (A) is a corporation, partnership or trust organized and validly existing under the laws of the United States, any state thereof or the District of Columbia and (B) expressly assumes, by a supplemental indenture in form satisfactory to the Trustee, all of the Company's obligations under the Indenture and the Notes;

          (b) Immediately after giving effect to such transaction and treating any obligation of the Company or a Restricted Subsidiary in connection with or as a result of such transaction as having been incurred at the time of such transaction, no Default or Event of Default has occurred and is continuing;

          (c) Immediately after giving effect to such transaction on a pro forma basis, the Consolidated Net Worth of the Company (or of the Surviving Entity if the Company is not the continuing obligor under the Indenture) is equal to or greater than the Consolidated Net Worth of the Company immediately prior to such transaction;

          (d) Immediately after giving effect to such transaction on a pro forma basis on the assumption that the transaction occurred at the beginning of the most recently ended four full fiscal quarter period for which internal financial statements are available, the Company (or the Surviving Entity if the Company is not the continuing obligor under the Indenture) could incur at least $1.00 of additional Debt (other than Permitted Debt) pursuant to
     Section 1009;

          (e) If the Company is not the continuing obligor under the Indenture, each Subsidiary Guarantor, unless it is the other party to the transaction described above, has by supplemental indenture confirmed that its Subsidiary Guarantee applies to the Surviving Entity's obligations under the Indenture and the Notes;

          (f) If any of the property or assets of the Company or any of its Restricted Subsidiaries would thereupon become subject to any Lien, the provisions of Section 1017 are complied with; and

          (g) The Company delivers, or causes to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officers' Certificate and an Opinion of Counsel, each stating that such transaction complies with the requirements of the Indenture.

          SECTION 802. Successor Substituted. In the event of any transaction described in and complying with the conditions listed in Section 801 in which the Company is not the continuing obligor under the Indenture, the Surviving Entity shall, pursuant to a supplemental indenture in form and substance satisfactory to the Trustee, succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture, and thereafter the Company shall, except in the case of a lease, be discharged from all its obligations and covenants under the Indenture and Notes.

                                 ARTICLE NINE

                    SUPPLEMENTS AND AMENDMENTS TO INDENTURE

          SECTION 901.  Supplemental Indentures Without Consent of Holders.

          Without the consent of any Holders, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

          (1) to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company in this Indenture and in the Notes; or

          (2) to add to the covenants of the Company for the benefit of the Holders, or to surrender any right or power herein conferred upon the Company; or

          (3) to add additional Events of Defaults; or

          (4) to provide for uncertificated Notes in addition to or in place of the Certificated Notes; or

          (5) to evidence and provide for the acceptance of appointment under the Indenture by a successor Trustee; or

          (6)  to secure the Notes; or

          (7) to cure any ambiguity, to correct or supplement any provision in this Indenture that may be defective or inconsistent with any other provision in this Indenture, or to make any other provisions with respect to matters or questions arising under this Indenture, provided that such actions pursuant to this clause do not adversely affect the interests of the Holders in any material respect; or

          (8) to evidence the succession of another Person to any Subsidiary Guarantor and the assumption by any such successor of the covenants of such Subsidiary Guarantor in this Indenture and in the Notes, as provided by
     Section 1307 (b) hereof; or

          (9) to evidence an addition of a new Subsidiary Guarantor and the assumption by any such new Subsidiary Guarantor of the covenants in this Indenture and in the Notes, as provided by Section 1308 hereof; or

          (10) to comply with any requirements of the Commission in order to effect and maintain the qualification of the Indenture under the Trust Indenture Act.

          The Trustee is hereby authorized to join in the execution of any such supplemental indenture and to make any further appropriate agreements and stipulations that may be contained therein.

          SECTION 902.  Supplemental Indentures with Consent of Holders.

          With the consent of the Holders of at least a majority in principal amount of the Outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for the Notes), by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Note affected thereby:

          (a) change the Stated Maturity of the principal of, or any installment of interest on, any Note;

          (b) reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof;

          (c) change the place of payment where, or the coin or currency in which, any Note or any premium or interest thereon is payable;

          (d) impair the right to institute suit for the enforcement of any such payment after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date);

          (e) reduce the principal amount of Outstanding Notes, the consent of whose Holders is required for any amendment, supplement or waiver under this Indenture; or

          (f) waive a default in the payment of principal of, or premium, if any, or interest on the Notes.

          It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

          SECTION 903.  Execution of Supplemental Indentures.

          In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustees own rights, duties or immunities under this Indenture or otherwise and no supplemental indenture shall, without the consent of the Trustee, amend or otherwise modify Article Six hereof.

          SECTION 904.  Effect of Supplemental Indentures.

          Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Notes theretofore or thereafter authenticated and delivered hereunder shall be bound thereby (except as provided in Section 902).

          SECTION 905.  Conformity with Trust Indenture Act.

          Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act as then in effect.

          SECTION 906.  Reference in Notes to Supplemental Indentures.

          Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Notes so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Notes.

          SECTION 907.  Notice of Supplemental Indentures.

          Promptly after the execution by the Company and the Trustee of any supplemental indenture pursuant to the provisions of Section 902, the Company shall give notice thereof to the Holders of each Outstanding Note affected, in the manner provided for in Section 106, setting forth in general terms the substance of such supplemental indenture.

                                  ARTICLE TEN

                                   COVENANTS

          SECTION 1001.  Payment of Principal, Premium, if Any, and Interest.

          The Company covenants and agrees for the benefit of the Holders that it shall duly and punctually pay the principal of (and premium, if any) and interest on the Notes in accordance with the terms of the Notes and this Indenture.

          SECTION 1002.  Maintenance of Office or Agency.

          The Company shall maintain in The City of New York, an office or agency where Notes may be presented or surrendered for payment, where Notes may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Corporate Trust Office of the Trustee shall be such office or agency of the Company, unless the Company shall designate and maintain some other office or agency for one or more of such purposes. The Company shall give prompt written notice to the Trustee of any change in the location of any such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

          The Company may also from time to time designate one or more other offices or agencies (in or outside of The City of New York) where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind any such designation; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in The City of New York for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and any change in the location of any such other office or agency.

          SECTION 1003.  Money for Note Payments to Be Held in Trust.

          If the Company shall at any time act as its own Paying Agent, it shall, on or before each due date of the principal of (or premium, if any) or interest on any of the Notes, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal of (or premium, if any) or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and shall promptly notify the Trustee of its action or failure to so act.

          Whenever the Company shall have one or more Paying Agents for the Notes, it shall, on or before each due date of the principal of (or premium, if any) or interest on any Notes, deposit with a Paying Agent a sum in same day funds (or New York Clearing House funds if such deposit is made prior to the date on which such deposit is required to be made) sufficient to pay the principal (and premium, if any) or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium or interest, and (unless such Paying Agent is the Trustee) the Company shall promptly notify the Trustee of such action or any failure to so act.

          The Company shall cause each Paying Agent (other than the Trustee) to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent shall:

          (1) hold all sums held by it for the payment of the principal of (and premium, if any) or interest on Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

          (2) give the Trustee notice of any default by the Company (or any other obligor upon the Notes) in the making of any payment of principal (and premium, if any) or interest; and

          (3) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

          The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such sums.

          Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of (or premium, if any) or interest on any Note and remaining unclaimed for two years after such principal, premium or interest has become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment to the

Company, may at the expense of the Company cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in the Borough of Manhattan, The City of New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining shall be repaid to the Company.

          SECTION 1004.  Corporate Existence.

          Subject to Article Eight, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect the corporate existence and that of each Restricted Subsidiary and the corporate rights (charter and statutory) licenses and franchises of the Company and each Restricted Subsidiary; provided, however, that the Company shall not be required to preserve any such existence (except the Company), right, license or franchise if the Board of Directors of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and each of its Restricted Subsidiaries, taken as a whole, and that the loss thereof is not, and shall not be, disadvantageous in any material respect to the Holders.

          SECTION 1005.  Payment of Taxes and Other Claims.

          The Company shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (a) all material taxes, assessments and governmental charges levied or imposed upon the Company or any Subsidiary or upon the income, profits or property of the Company or any Subsidiary and (b) all lawful claims for labor, materials and supplies, which, if unpaid, might by law become a material liability or lien upon the property of the Company or any Subsidiary; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which appropriate reserves, if necessary (in the good faith judgment of management of the Company) are being maintained in accordance with GAAP.

          SECTION 1006.  Maintenance of Properties.

          The Company shall cause all material properties owned by the Company or any Restricted Subsidiary or used or held for use in the conduct of its business or the business of any Restricted Subsidiary to be maintained and kept in normal condition, repair and working order and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly conducted at all times; provided, however, that nothing in this Section shall prevent the Company or any of its Restricted Subsidiaries from discontinuing the maintenance of any of such properties if such discontinuance is, in the judgment of the Company, desirable in the conduct of its business or the business of any Restricted Subsidiary and not adverse in any material respect to the Holders.

          SECTION 1007.  Insurance.

          To the extent available at commercially reasonable rates, the Company shall maintain, and shall cause each of its Subsidiaries to maintain, insurance with responsible carriers against such risks and in such amounts, and with such deductibles, retentions, self-insured amounts and co-insurance provisions, as are customarily carried by similar businesses, of similar size, including professional and general liability, property and casualty loss, workers' compensation and interruption of business insurance.

          SECTION 1008.  Compliance with Laws.

          The Company shall comply, and shall cause each of its Subsidiaries to comply, with all applicable statutes, rules, regulations, orders and restrictions of the United States of America, all states and municipalities thereof, and of any governmental regulatory authority, in respect of the conduct of their respective businesses and the ownership of their respective properties, except for such noncompliances as would not in the aggregate have a material adverse effect on the financial condition or results of operations of the Company and its Subsidiaries, taken as a whole.

          SECTION 1009.  Limitation on Debt.

          (a) The Company shall not, and shall not permit any Restricted Subsidiary to, create, issue, assume, guarantee or in any manner become directly or indirectly liable for the payment of, or otherwise incur (collectively, "incur"), any Debt (including Acquired Debt and the issuance of Disqualified Stock), except that the Company or a Restricted Subsidiary may incur Debt or issue Disqualified Stock if, at the time of such event, the Consolidated Fixed Charge Coverage Ratio for the immediately preceding four full fiscal quarters for which internal financial statements are available, taken as one accounting period, would have been equal to at least 2.0 to 1.0 through June 30, 1998 and
2.5 to 1.0 thereafter.

          In making the foregoing calculation, pro forma effect shall be given to: (i) the incurrence of such Debt and (if applicable) the application of the net proceeds therefrom, including to refinance other Debt, as if such Debt was incurred and the application of such proceeds occurred at the beginning of such four-quarter period, (ii) the incurrence, repayment or retirement of any other Debt by the Company or its Restricted Subsidiaries since the first day of such four-quarter period as if such Debt was incurred, repaid or retired at the beginning of such four-quarter period and (iii) the acquisition (whether by purchase, merger or otherwise) or disposition (whether by sale, merger or otherwise) of any company, entity or business acquired or disposed of by the Company or its Restricted Subsidiaries, as the case may be, since the first day of such four-quarter period, as if such acquisition or disposition occurred at the beginning of such four-quarter period. In making a computation under the foregoing clause (i) or (ii), (A) interest on Debt bearing a floating interest rate shall be computed as if the rate in effect on the date of computation had been the applicable rate for the entire period, (B) if such Debt bears, at the option of the Company, a fixed or floating rate of interest, interest thereon shall be computed by applying, at the option of the Company, either the fixed or floating rate and (C) the amount of Debt under a revolving credit facility shall be computed based upon the average daily balance of such Debt during such four-quarter period.

          (b) Notwithstanding the foregoing, the Company may, and may, to the extent expressly permitted below, permit its Restricted Subsidiaries to, incur any of the following Debt ("Permitted Debt"):

          (i) Debt of the Company or any Restricted Subsidiary under the Revolving Credit Facility or one or more other credit facilities in an aggregate principal amount at any one time outstanding not to exceed the greater of (a) $21,000,000 and (b) the sum of 75% of the aggregate book value of the accounts receivable (net of bad debt reserves) and 50% of the aggregate net book value of the inventory of the Company and its Restricted Subsidiaries determined on a consolidated basis in accordance with GAAP as of the last day of the immediately preceding four full fiscal quarters for which internal financial statements are available, less any amounts applied to the permanent reduction of such credit facilities pursuant to Section 1012, together with guarantees of such Debt by a Restricted Subsidiary; provided, however, that the aggregate principal amount of Debt of the Company's foreign Restricted Subsidiaries that are not Subsidiary Guarantors, as a group, permitted to be outstanding in reliance on this clause (i) may not exceed the greater of (x) $10,000,000 and (y) 50% of the aggregate book value of the accounts receivable (net of bad debt reserves) of such foreign Restricted Subsidiaries calculated in accordance with the foregoing provisions of this clause (i).

          (ii) Debt of the Company or any Restricted Subsidiary outstanding on the Closing Date (excluding borrowings under the Revolving Credit Facility).

          (iii) Debt owed by the Company to any Restricted Subsidiary or owed by any Subsidiary Guarantor to the Company or any other Restricted Subsidiary that is a Subsidiary Guarantor (provided that such Debt is held by the Company or such Restricted Subsidiary) or owed by the Company or a Subsidiary Guarantor to a Restricted Subsidiary that is not a Subsidiary Guarantor, provided such debt would represent a "Permitted Investment" under clause (d) of the definition thereof.

          (iv) Debt represented by the Notes and the Subsidiary Guarantees.

          (v) Debt of the Company or any Restricted Subsidiary in respect of Hedging

     Obligations incurred in the ordinary course of business.

          (vi) Capitalized Lease Obligations of the Company or any Restricted Subsidiary, provided that the aggregate amount of Debt under this clause
     (vi) does not exceed $5,000,000 at any one time outstanding.

          (vii) Debt of the Company or any Restricted Subsidiary under purchase money mortgages or secured by purchase money security interests so long as
     (x) such Debt is not secured by any property or assets of the Company or any Restricted Subsidiary other than the property and assets so acquired and (y) such Debt is created within 60 days of the acquisition of the related property; provided that the aggregate amount of Debt under this clause (vii) does not exceed $2,000,000 at any one time outstanding.

          (viii) Debt of the Company or any Restricted Subsidiary consisting of guarantees, indemnities or obligations in respect of purchase price adjustments in connection with the acquisition or disposition of assets, including, without limitation, shares of Capital Stock.

          (ix) Guarantees by any Restricted Subsidiary made in accordance with
     Section 1017.

          (x) Debt of the Company or any Restricted Subsidiary, not permitted by any other clause of this definition, in an aggregate principal amount not to exceed $3,000,000 at any one time outstanding.

          (xi) Any renewals, extensions, substitutions, refinancings or replacements (each, for purposes of this clause, a "refinancing") of any outstanding Debt, other than Debt incurred pursuant to clauses (i), (v),
     (vi), (vii) or (x) of this definition, including any successive refinancings thereof, so long as (A) any such new Debt is in a principal amount that does not exceed the principal amount so refinanced, plus the amount of any premium required to be paid in connection with such refinancing pursuant to the terms of the Debt refinanced or the amount of any premium reasonably determined by the Company as necessary to accomplish such refinancing, plus the amount of the expenses of the Company incurred in connection with such refinancing, (B) in the case of any refinancing of Subordinated Debt, such new Debt is made subordinate to the Notes at least to the same extent as the Debt being refinanced and (C) such refinancing Debt does not have a Weighted Average Life less than the Weighted Average Life of the Debt being refinanced and does not have a final scheduled maturity earlier than the final scheduled maturity, or permit redemption at the option of the holder earlier than the earliest date of redemption at the option of the holder, of the Debt being refinanced.

          SECTION 1010.  Limitation on Restricted Payments.

          (a) The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, take any of the following actions:

          (i) declare or pay any dividend on, or make any distribution to holders of, any shares of the Capital Stock of the Company or any Restricted Subsidiary (other than (A) dividends or distributions payable solely in Qualified Equity Interests, (B) dividends or distributions by a Restricted Subsidiary payable to the Company or another Restricted Subsidiary or (C) pro rata dividends or distributions on common stock of a Restricted Subsidiary held by minority stockholders, provided that such dividends do not in the aggregate exceed the minority stockholders' pro rata share of such Restricted Subsidiary's net income from the first day of the Company's fiscal quarter during which the Closing Date occurs);

          (ii) purchase, redeem or otherwise acquire or retire for value, directly or indirectly, any shares of Capital Stock (or any options, warrants or other rights to acquire shares of Capital Stock) of (A) the Company or any Unrestricted Subsidiary or (B) any Restricted Subsidiary held by any Affiliate of the Company (other than, in either case, any such Capital Stock owned by the Company or any of its Restricted Subsidiaries);

          (iii) make any principal payment on, or repurchase, redeem, defease or otherwise acquire or retire for value, prior to any scheduled principal payment, sinking fund payment or maturity, any Subordinated Debt; and

          (iv) make any Investment (other than a Permitted Investment) in any Person

(such payments or other actions described in (but not excluded from) clauses (i) through (iv) being referred to as "Restricted Payments"), unless at the time of, and immediately after giving effect to, the proposed Restricted Payment:

          (1) no Default or Event of Default has occurred and is continuing,

          (2) the Company could incur at least $1.00 of additional Debt (other than Permitted Debt) pursuant to the first paragraph of the "Limitation on Debt" covenant and

          (3) the aggregate amount of all Restricted Payments declared or made after the Closing Date does not exceed the sum of:

               (A) 50% of the aggregate Consolidated Adjusted Net Income of the Company during the period (taken as one accounting period) from the first day of the Company's fiscal quarter during which the Closing Date occurs to the last day of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such proposed Restricted Payment (or, if such aggregate cumulative Consolidated Adjusted Net Income is a loss, minus 100% of such amount), plus

               (B) the aggregate net cash proceeds received by the Company after the Closing Date from the issuance or sale (other than to a Subsidiary) of Qualified Equity Interests of the Company (excluding proceeds of an Equity Offering that are used to redeem Notes, as discussed above); plus

               (C) the aggregate net cash proceeds received by the Company after the Closing Date from the issuance or sale (other than to a Subsidiary) of debt securities or Disqualified Stock that have been converted into or exchanged for Qualified Stock of the Company, together with the aggregate net cash proceeds received by the Company at the time of such conversion or exchange, plus

               (D)  $5,000,000.

          (b) Notwithstanding the foregoing, the Company and its Restricted Subsidiaries may take any of the following actions, so long as (with respect to clauses (v) and (vi) below) no Default or Event of Default has occurred and is continuing or would occur:

          (i) The payment of any dividend within 60 days after the date of declaration thereof, if at the declaration date such payment would not have been prohibited by the foregoing provision.

          (ii) The repurchase, redemption or other acquisition or retirement for value of any shares of Capital Stock of the Company in exchange for, or out of the net cash proceeds of a substantially concurrent issuance and sale (other than to a Subsidiary) of, Qualified Equity Interests of the Company.

          (iii) The purchase, redemption, defeasance or other acquisition or retirement for value of any Subordinated Debt in exchange for, or out of the net cash proceeds of a substantially concurrent issuance and sale (other than to a Subsidiary) of Qualified Equity Interests of the Company.

          (iv) The purchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Debt in exchange for, or out of the net cash proceeds of a substantially concurrent issuance or sale (other than to a Subsidiary) of, Subordinated Debt, so long as the Company or a Restricted Subsidiary would be permitted to refinance such original Subordinated Debt with such new Subordinated Debt pursuant to clause (xi) of the definition of Permitted Debt.

          (v) The repurchase of any Subordinated Debt at a purchase price not greater than 101% of the principal amount of such Subordinated Debt in the event of a "change of control" in accordance with provisions similar to
     Section 1011; provided that, prior to or simultaneously with such repurchase, the Company has made the Change of Control Offer as provided in such covenant with respect to the Notes and has repurchased all Notes validly tendered for payment in connection with such Change of Control Offer.

          (vi) The repayment, on or promptly after the Closing Date, of the Company's outstanding 12% Junior Subordinated Debentures in the principal amount of $2,400,000.

          The payments described in clauses (ii), (iii) and (v) of this subsection (b) shall be Restricted Payments that shall be permitted to be taken in accordance with this paragraph but shall reduce the amount that would otherwise be available for Restricted Payments under clause (3) of subsection
(a) and the payments described in clauses (i), (iv) and (vi) of this  subsection
(b) shall be Restricted Payments that shall be permitted to be taken in accordance with this subsection (b) and shall not reduce the amount that would otherwise be available for Restricted Payments under clause (3) of subsection
(a).

          For the purpose of making any calculations under this Indenture (i) if a Restricted Subsidiary is designated an Unrestricted Subsidiary, the Company shall be deemed to have made an Investment in an amount equal to the fair market value of the net assets of such Restricted Subsidiary at the time of such designation as determined by the Board of Directors of the Company, whose good faith determination shall be conclusive, (ii) any property transferred to or from an Unrestricted Subsidiary shall be valued at fair market value at the time of such transfer, as determined by the Board of Directors of the Company, whose good faith determination shall be conclusive and (iii) subject to the foregoing, the amount of any Restricted Payment, if other than cash, shall be determined by the Board of Directors of the Company, whose good faith determination shall be conclusive.

          (c) If the aggregate amount of all Restricted Payments calculated under the foregoing provision includes an Investment in an Unrestricted Subsidiary or other Person that thereafter becomes a Restricted Subsidiary, the aggregate amount of all Restricted Payments calculated under the foregoing provision shall be reduced by the lesser of (x) the net asset value of such Subsidiary at the time it becomes a Restricted Subsidiary and (y) the initial amount of such Investment.

          If an Investment resulted in the making of a Restricted Payment, the aggregate amount of all Restricted Payments calculated under the foregoing provision shall be reduced by the amount of any net reduction in such Investment (resulting from the payment of interest or dividends, loan repayment, transfer of assets or otherwise), to the extent such net reduction is not included in the Company's Consolidated Adjusted Net Income; provided that the total amount by which the aggregate amount of all Restricted Payments may be reduced may not exceed the lesser of (x) the cash proceeds received by the Company and its Restricted Subsidiaries in connection with such net reduction and (y) the initial amount of such Investment.

          In computing Consolidated Adjusted Net Income of the Company for purposes of the foregoing clause (3)(A), (i) the Company may use audited financial statements for the portions of the relevant period for which audited financial statements are available on the date of determination and unaudited financial statements and other current financial data based on the books and records of the Company for the remaining portion of such period and (ii) the Company shall be permitted to rely in good faith on the financial statements and other financial data derived from the books and records of the Company that are available on the date of determination. If the Company makes a Restricted Payment that, at the time of the making of such Restricted Payment, would in the good faith determination of the Company be permitted under the requirements of the Indenture, such Restricted Payment shall be deemed to have been made in compliance with the Indenture notwithstanding any subsequent adjustments made in good faith to the Company's financial statements affecting Consolidated Adjusted Net Income of the Company for any period.

          SECTION 1011.  Purchase of Notes upon a Change of Control.

          (a) Upon the occurrence of a Change of Control, each Holder of Notes shall have the right to require that the Company purchase such Holder's Notes, in whole or in part in integral multiples of $1,000, at a purchase price in cash equal to 101% of the principal amount of such Notes, plus accrued and unpaid interest, if any, to the date of purchase.

          (b) Within 45 days following any Change of Control, the Company shall notify the Trustee thereof and give written notice of such Change of Control to each Holder of Notes by first-class mail, postage prepaid, at its address appearing in the Note Register, stating:

          (i) the purchase price and the purchase date, which shall be a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed or such later date as is necessary to comply with requirements under the Exchange Act;

          (ii)  that any Note not tendered shall continue to accrue interest;

          (iii) that unless the Company defaults in the payment of the purchase price, any Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest on and after the Change of Control purchase date;

          (iv) certain other procedures that a Holder of Notes must follow to accept a Change of Control Offer or to withdraw such acceptance.

          (c) The Company shall comply with the applicable tender offer rules including Rule l4e-l under the Exchange Act, and any other applicable securities laws and regulations in connection with a Change of Control Offer.

          (d) The Company shall not, and shall not permit any Restricted Subsidiary to, create any restriction (other than restrictions existing under Debt as in effect on the Closing Date or in refinancings of such Debt) that would materially impair the ability of the Company to make a Change of Control Offer to purchase the Notes or, if such Change of Control Offer is made, to pay for the Notes tendered for purchase.

          SECTION 1012.  Limitation on Certain Assets Sales.

          (a) The Company shall not, and shall not permit any Restricted Subsidiary to, engage in any Asset Sale unless (i) the consideration received by the Company or such Restricted Subsidiary for such Asset Sale is not less than the fair market value of the assets sold (as determined by the Board of Directors of the Company, whose good faith determination shall be conclusive) and (ii) the consideration received by the Company or the relevant Restricted Subsidiary in respect of such Asset Sale consists of at least 80% (A) cash or cash equivalents or (B) the assumption by the transferee of Debt of the Company or a Restricted Subsidiary ranked pari passu with the Notes and release of the Company or such Restricted Subsidiary from all liability on such Debt.

          (b) If the Company or any Restricted Subsidiary engages in an Asset Sale, the Company may, at its option, within 12 months after such Asset Sale,
(i) apply all or a portion of the Net Cash Proceeds to the permanent reduction of amounts outstanding under the Revolving Credit Facility or to the repayment of other senior Debt of the Company or a Restricted Subsidiary or (ii) invest (or enter into a legally binding agreement to invest) all or a portion of such Net Cash Proceeds in properties and assets to replace the properties and assets that were the subject of the Asset Sale or in properties and assets that shall be used in businesses of the Company or its Restricted Subsidiaries, as the case may be, existing on the Closing Date. If any such legally binding agreement to invest such Net Cash Proceeds is terminated, the Company may, within 90 days of such termination or within 12 months of such Asset Sale, whichever is later, invest such Net Cash Proceeds as provided in clause (i) or (ii) (without regard to the parenthetical contained in such clause (ii)) above. The amount of such Net Cash Proceeds not so used as set forth above in this paragraph (b) constitutes "Excess Proceeds."

          (c) When the aggregate amount of Excess Proceeds exceeds $5,000,000, the Company shall make an offer to all Holders of Notes (an "Asset Sale Offer") to purchase, on a pro rata basis, the maximum principal amount of Notes, that is an integral multiple of $1,000, that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date fixed for the closing of such offer (the "Offered Price"). Within 30 Business Days after the date on which the aggregate amount of Excess Proceeds exceeds $5,000,000, the Company shall give to each Holder of the Notes, with a copy to the Trustee, in the manner provided in Section 106 a notice stating:

          (i) that the Holder has the right to require the Company to repurchase such Holder's Notes at the Offered Price, subject to proration in the event the Excess Proceeds are less than the aggregate Offered Price of all Notes tendered;

          (ii) the date of purchase of Notes pursuant to the Asset Sale Offer (the "Asset Sale Purchase Date"), which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed;

          (iii) that the Offered Price shall be paid to Holders electing to have Notes purchased on the Asset Sale Purchase Date, provided that a Holder must surrender its Note to the Paying Agent at the address specified in the notice prior to the close of business at least five Business Days prior to the Asset Sale Purchase Date;

          (iv) any Note not tendered shall continue to accrue interest pursuant to its terms;

          (v) that unless the Company defaults in the payment of the Offered Price, any Note accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest on and after the Asset Sale Purchase Date;

          (vi) that Holders shall be entitled to withdraw their tendered Notes and their election to require the Company to purchase such Notes, provided that the Company receives, not later than the close of business on the third Business Day preceding the Asset Sale Purchase Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount and serial numbers of the Notes tendered for purchase, and a statement that such Holder is withdrawing its election to have such Notes purchased;

          (vii) that the Holders whose Notes are being purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered; which unpurchased portion must be equal to $1,000 in principal amount or an integral multiple thereof; and

          (viii) the instructions a Holder must follow in order to have his Notes purchased in accordance with this Section 1012.

          To the extent that the aggregate amount of Notes tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company may use the deficiency for general corporate purposes. If the aggregate principal amount of Notes surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select, in accordance with the terms of a Company Order, the Notes to be purchased.
Upon completion of any such Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

          The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the purchase of Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 1012, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Indenture.

          SECTION 1013.  Limitation on Transactions with Affiliates.

          (a) The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, enter into or suffer to exist any transaction with, or for the benefit of, any Affiliate of the Company or any beneficial owner of 5% or more of any class of the Capital Stock of the Company at any time outstanding ("Interested Persons"), unless

          (i) such transaction is on terms that are no less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that could have been obtained in an arm's length transaction with third parties who are not Interested Persons and

          (ii) either (A) with respect to any transaction or series of related transactions involving aggregate payments in excess of $1,000,000, but less than $5,000,000, the Company delivers an Officers' Certificate to the Trustee certifying that such transaction or transactions comply with clause
     (i) above or (B) with respect to a transaction or series of transactions involving aggregate payments equal or greater than $5,000,000, such transaction or transactions have been approved by the Board of Directors (including a majority of the Disinterested Directors) of the Company or the Company has obtained a written opinion from a nationally recognized investment banking firm to the effect that such transaction or transactions are fair to the Company or such Restricted Subsidiary from a financial point of view.

          (b) The foregoing provisions shall not restrict any of the following:

               (1) Transactions among the Company and/or its Restricted Subsidiaries.

               (2) The Company from paying reasonable and customary regular compensation and fees to directors of the Company or any Restricted Subsidiary who are not employees of the Company or any Restricted Subsidiary.

          SECTION 1014. Limitation on Dividend and Other Payment Restrictions Affecting Subsidiaries.

          The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Restricted Subsidiary to (a) pay dividends, in cash or otherwise, or make any other distributions on or in respect of its Capital Stock, (b) pay any Debt owed to the Company or any other Restricted Subsidiary, (c) make loans or advances to the Company or any other Restricted Subsidiary or (d) transfer any of its properties or assets to the Company or any other Restricted Subsidiary, except for such encumbrances or restrictions existing under or by reason of any of the following:

          (i) Any agreement in effect on the Closing Date.

          (ii) Customary non-assignment provisions of any lease governing a leasehold interest of the Company or any Restricted Subsidiary.

          (iii) The refinancing or successive refinancings of Debt incurred under the agreements in effect on the Closing Date, so long as such encumbrances or restrictions are no less favorable to the Company or any Restricted Subsidiary than those contained in such original agreement.

          (iv) Any agreement or other instrument of a Person acquired by the Company or any Restricted Subsidiary in existence at the time of such acquisition (but not created in contemplation thereof), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired.

          (v) Any agreement providing for the incurrence of Permitted Debt by a Restricted Subsidiary in compliance with Section 1009 provided that such Restricted Subsidiary is or becomes a Subsidiary Guarantor.

          SECTION 1015.  Restrictions on Transfer of Assets to Subsidiaries.

          The Company shall not sell, convey, transfer or otherwise dispose of its property or assets to any of its Subsidiaries, except for sales, conveyances, transfers or other dispositions (a) of property or assets having an aggregate fair market value no greater than $5,000,000 made after the Closing Date and in the ordinary course of business; (b) of property or assets having a fair market value not in excess of the amount of Investments then permitted to be made pursuant to the definition of Permitted Investments or Section 1010; or
(c) made to any Restricted Subsidiary, if such Restricted Subsidiary is either
(i) a Subsidiary Guarantor or (ii) a Restricted Subsidiary, provided that no portion of its net income would be excluded under the definition of Consolidated Adjusted Net Income by reason of clause (e) of the definition thereof. The amount of any sale, conveyance, transfer or other disposition permitted to be made pursuant to the foregoing clause (b), unless it constitutes a Permitted Investment, shall be treated as the payment of a Restricted Payment in calculating the amount of Restricted Payments made by the Company.

          SECTION 1016. Limitation on Issuances and Sales of Capital Stock of Restricted Subsidiaries.

          The Company shall not sell, and shall not permit any Restricted Subsidiary, directly or indirectly, to issue or sell, any shares of Capital Stock of a Restricted Subsidiary (including options, warrants or other rights to purchase shares of such Capital Stock) except (i) to the Company or a Wholly Owned Restricted Subsidiary, (ii) issuances or sales to foreign nationals of shares of Capital Stock of foreign Restricted Subsidiaries, to the extent required by applicable law, or issuances or sales to directors of directors' qualifying shares, (iii) if, immediately after giving effect to such issuance or sale, neither the Company nor any of its Subsidiaries owns any shares of Capital Stock of such Restricted Subsidiary (including options, warrants or other rights to purchase shares of such Capital Stock) (iv) if, immediately after giving effect to such issuance or sale, such Restricted Subsidiary would no longer constitute a Restricted Subsidiary and any Investment in such Person remaining after giving effect to such issuance or sale would have been permitted to be made under Section 1009 if made on the date of such issuance or sale or (v) issuances or sales to the other stockholders of such Restricted Subsidiary of up to 1% of the Capital Stock of such Restricted Subsidiary.

          SECTION 1017.  Limitation on Liens.

          The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind on or with respect to any of its property or assets, including any shares of stock or indebtedness of any Restricted Subsidiary, whether owned at the Closing Date or thereafter acquired, or any income, profits or proceeds therefrom, or assign or otherwise convey any right to receive income thereon, unless (a) in the case of any Lien securing Subordinated Debt, the Notes are secured by a Lien on such property, assets or proceeds that is senior in priority to such Lien and (b) in the case of any other Lien, the Notes are equally and ratably secured with the obligation or liability secured by such Lien.

          Notwithstanding the foregoing, the Company may, and may permit any Restricted Subsidiary to, incur any of the following Liens ("Permitted Liens"):

          (i) Liens (other than Liens securing Debt under the Revolving Credit Facility) existing as of the Closing Date.

          (ii) Liens on property or assets of the Company or any Restricted Subsidiary securing Debt under the Revolving Credit Facility or other credit facilities permitted by clause (i) of the definition of "Permitted Debt" in a principal amount not to exceed the principal amount of the outstanding Debt thereunder.

          (iii) Liens on any property or assets of a Restricted Subsidiary granted in favor of the Company or any Restricted Subsidiary.

          (iv) Liens securing the Notes or any Subsidiary Guarantee.

          (v) Liens representing the interest or title of lessors under Capitalized Lease Obligations or Liens securing purchase money mortgages or purchase money security interests, so long as the aggregate amount secured by such Liens does not exceed the respective amounts permitted by clause
     (vi) or (vii) of the definition of "Permitted Debt."

          (vi) Liens securing Acquired Debt created prior to (and not in connection with or in contemplation of) the incurrence of such Debt by the Company or any Restricted Subsidiary; provided that such Lien does not extend to any property or assets of the Company or any Restricted Subsidiary other than the property and assets acquired in connection with the incurrence of such Acquired Debt.

          (vii) Liens securing obligations under Hedging Obligations permitted to be incurred pursuant to clause (v) of the definition of "Permitted Debt".

          (viii) Statutory Liens or landlords', carriers', warehouseman's, mechanics', suppliers', materialmen's, repairmen's or other like Liens arising in the ordinary course of business and with respect to amounts not yet delinquent or being contested in good faith by appropriate proceedings.

          (ix) Liens for taxes, assessments, government charges or claims that are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted.

          (x) Liens incurred or deposits made to secure the performance of tenders, bids, leases, statutory obligations, surety and appeal bonds, government contracts, performance bonds and other obligations of a like nature incurred in the ordinary course of business (other than contracts for the payment of money).

          (xi) Easements, rights-of-way, restrictions and other similar charges or encumbrances not interfering in any material respect with the business of the Company or any Restricted Subsidiary incurred in the ordinary course of business.

          (xii) Liens arising by reason of any judgment, decree or order of any court, so long as such Lien is adequately bonded and any appropriate legal proceedings that may have been duly initiated for the review of such judgment, decree or order have not been finally terminated or the period within which such proceedings may be initiated has not expired.

          (xiii) Liens securing reimbursement obligations with respect to letters of credit that encumber documents and other property relating to such letters of credit and the products and proceeds thereof.

          (xiv) Liens upon specific items of inventory or other goods and proceeds of the Company or any Restricted Subsidiary securing its obligations in respect of bankers' acceptances issued or created for the account of any Person to facilitate the purchase, shipment or storage of such inventory or other goods.

          (xv) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods.

          (xvi) Any extension, renewal or replacement, in whole or in part, of any Lien described in the foregoing clauses (i) through (xv); provided that any such extension, renewal or replacement is no more restrictive in any material respect than the Lien so extended, renewed or replaced and does not extend to any additional property or assets.

          SECTION 1018. Limitation on Guarantees of Debt by Restricted Subsidiaries.

          (a) All of the Company's domestic Restricted Subsidiaries (those active Restricted Subsidiaries organized or principally doing business in the United States and its territories and possessions) shall be Subsidiary Guarantors.

          (b) The Company shall not permit any Restricted Subsidiary that is not a Subsidiary Guarantor, directly or indirectly, to guarantee, assume or in any other manner become liable for the payment of any Debt of the Company or any Debt of any other Restricted Subsidiary, unless (i) such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture providing for a guarantee of payment of the Notes by such Restricted Subsidiary and (ii) with respect to any guarantee of Subordinated Debt by a Restricted Subsidiary, any such guarantee is subordinated to such Restricted Subsidiary's guarantee with respect to the Notes at least to the same extent as such Subordinated Debt is subordinated to the Notes, provided that the foregoing provision shall not be applicable to any guarantee by any Restricted Subsidiary (A) that existed at the time such Person became a Restricted Subsidiary and was not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary or (B) of the 12 1/2% Senior Notes as of any date on or prior to December 15, 1997.

          (c) Any guarantee by a Restricted Subsidiary of the Notes pursuant to the preceding paragraph shall provide by its terms that it shall be automatically and unconditionally released and discharged upon (i) any sale, exchange or transfer to any Person not an Affiliate of the Company of all of the Company's and the Restricted Subsidiaries' Capital Stock in, or all or substantially all the assets of, such Restricted Subsidiary (which sale, exchange or transfer is not prohibited by the Indenture), (ii) the release or discharge of the guarantee that resulted in the creation of such guarantee of the Notes, except a discharge or release by or as a result of payment under such guarantee or (iii) the designation of such Restricted Subsidiary as an Unrestricted Subsidiary in accordance with the terms of the Indenture.

          SECTION 1019.  Statement as to Compliance.

          (a) The Company and each Subsidiary Guarantor will deliver to the Trustee, within 45 days after the end of each fiscal quarter (90 days in the case of the fourth quarter), an Officers' Certificate stating that a review of the activities of the Company or Subsidiary Guarantor, as the case may be, and their respective Subsidiaries during the preceding fiscal quarter has been made under the supervision of the signing officers with a view to determining whether it has kept, observed, performed and fulfilled, and has caused each of its Subsidiaries to keep, observe, perform and fulfill its obligations under this Indenture and further stating, as to each such officer signing such certificate, that, to the best of his or her knowledge, the Company or Subsidiary Guarantor, as the case may be, during such preceding fiscal quarter has kept, observed, performed and fulfilled, and has caused each of its Subsidiaries to keep, observe, perform and fulfill each and every such covenant contained in this Indenture and no Default or Event of Default occurred during such quarter and at the date of such certificate there is no Default or Event of Default which has occurred and is continuing or, if such signers do know of such Default or Event of Default, the certificate shall describe its status, with particularity and that, to the best of his or her knowledge, no event has occurred and remains by reason of which payments on the account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action each is taking or purposes to take with respect thereto. The Officers' Certificate shall also notify the Trustee should the Company or any Subsidiary Guarantor elect to change the manner in which it fixes its fiscal year end. For purposes of this Section 1018(a), such compliance shall be determined without regard to any period of grace or requirement of notice under this Indenture.

          (b) When any Default has occurred and is continuing under this Indenture, or if the trustee for or the holder of any other evidence of Debt of the Company or any Subsidiary gives any notice or takes any other action with respect to a claimed default (other than with respect to Debt in the principal amount of less than $10 million), the Company shall deliver to the Trustee by registered or certified mail an Officers' Certificate specifying such event, notice or other action within ten Business Days of any officer of the Company having knowledge of any Default.

          SECTION 1020.  Limitation on Unrestricted Subsidiaries.

          (a) The Board of Directors of the Company may designate any Subsidiary (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary so long as (i) neither the Company nor any Restricted Subsidiary is directly or indirectly liable for any Debt of such Subsidiary, (ii) no default with respect to any Debt of such Subsidiary would permit (upon notice, lapse of time or otherwise) any holder of any other Debt of the Company or any Restricted Subsidiary to declare a default on such other Debt or cause the payment thereof to be accelerated or payable prior to its stated maturity, (iii) any Investment in such Subsidiary made as a result of designating such Subsidiary an Unrestricted Subsidiary shall not violate Section 1010, (iv) neither the Company nor any Restricted Subsidiary has a contract, agreement, arrangement, understanding or obligation of any kind, whether written or oral, with such Subsidiary other than those that might be obtained at the time from Persons who are not Affiliates of the Company and (v) neither the Company nor any Restricted Subsidiary has any obligation to subscribe for additional shares of Capital Stock or other equity interest in such Subsidiary, or to maintain or preserve such Subsidiary's financial condition or to cause such Subsidiary to achieve certain levels of operating results.

          (b) The Board of Directors of the Company may designate any Unrestricted Subsidiary as a Restricted Subsidiary; provided that (i) no Default or Event of Default has occurred and is continuing following such designation and (ii) the Company is in compliance with Section 1009 (treating any Debt of such Unrestricted Subsidiary as the incurrence of Debt by a Restricted Subsidiary).

          SECTION 1021.  Commission Reports and Reports to Holders.

          The Company and each Subsidiary Guarantor shall file on a timely basis with the Commission, to the extent such filings are accepted by the Commission and whether or not the Company or each such Subsidiary Guarantor, as the case may be, has a class of securities registered under the Exchange Act, the annual reports, quarterly reports and other documents that the Company or each such Subsidiary Guarantor, as the case may be, would be required to file if it were subject to Section 13 or 15(d) of the Exchange Act. The Company and each Subsidiary Guarantor shall also (a) file with the Trustee, and provide to the Trustee for distribution to each Holder of Notes, without cost to such Holder, copies of such reports and documents within 15 days after the date on which the Company or each such Subsidiary Guarantor, as the case may be, files such reports and documents with the Commission or the date on which the Company or each such Subsidiary Guarantor, as the case may be, would be required to file such reports and documents if the Company or each such Subsidiary Guarantor, as the case may be, were so required and (b) if filing such reports and documents with the Commission is not accepted by the Commission or is prohibited under the Exchange Act, supply at the Company's cost copies of such reports and documents to any prospective Holder of Notes promptly upon written request.

                                 ARTICLE ELEVEN

                              REDEMPTION OF NOTES

          SECTION 1101.  Redemption.

          The Notes may or shall, as the case may be, be redeemed, as a whole or from time to time in part, subject to the conditions and at the Redemption Prices specified in the form of Note, together with accrued interest to the Redemption Date.

          SECTION 1102.  Applicability of Article.

          Redemption of Notes at the election of the Company or otherwise, as permitted or required by any provision of this Indenture, shall be made in accordance with such provision and this Article.

          SECTION 1103.  Election to Redeem; Notice to Trustee.

          The election of the Company to redeem any Notes pursuant to Section 1101 shall be evidenced by a Board Resolution. In case of any redemption at the election of the Company, the Company shall, at least 60 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date and of the principal amount of Notes to be redeemed and shall deliver to the Trustee such documentation and records as shall enable the Trustee to select the Notes to be redeemed pursuant to Section 1104.

          SECTION 1104.  Selection by Trustee of Notes to Be Redeemed.

          If less than all the Notes are to be redeemed, the particular Notes to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee, from the Outstanding Notes not previously called for redemption by lot or by such other method as the Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions of the principal of Notes; provided, however, that no such partial redemption shall reduce the portion of the principal amount of a Note not redeemed to less than $1,000.

          The Trustee shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Notes selected for partial redemption, the principal amount thereof to be redeemed.

          For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to redemption of Notes shall relate, in the case of any Note redeemed or to be redeemed only in part, to the portion of the principal amount of such Note which has been or is to be redeemed.

          SECTION 1105.  Notice of Redemption.

          Notice of redemption shall be given in the manner provided for in
Section 106 not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of Notes to be redeemed. The Trustee may give notice of redemption in the Company's name and at the Company's expense; provided, however, that the Company shall deliver to the Trustee, at least 45 days prior to the Redemption Date, an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the following items.

          All notices of redemption shall state:

          (1)  the Redemption Date,

          (2) the Redemption Price and the amount of accrued interest to the Redemption Date payable as provided in Section 1107, if any,

          (3) if less than all Outstanding Notes are to be redeemed, the identification of the particular Notes (or portion thereof) to be redeemed, as well as the aggregate principal amount of Notes to be redeemed,

          (4) in case any Note is to be redeemed in part only, the notice which relates to such Note shall state that on and after the Redemption Date, upon surrender of such Note, the Holder shall receive, without charge, a new Note or Notes of authorized denominations for the principal amount thereof remaining unredeemed,

          (5) that on the Redemption Date the Redemption Price (and accrued interest, if any, to the Redemption Date payable as provided in Section
     1107) shall become due and payable upon each such Note, or the portion thereof, to be redeemed, and, unless the Company defaults in making the redemption payment, that interest on Notes called for redemption (or the portion thereof) shall cease to accrue on and after said date,

          (6) the place or places where such Notes are to be surrendered for payment of the Redemption Price and accrued interest, if any,

          (7) the name and address of the Paying Agent, and

          (8) that Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price.

          SECTION 1106.  Deposit of Redemption Price.

          Prior to any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 1003) an amount of money sufficient to pay the Redemption Price of, and accrued interest on, all the Notes which are to be redeemed on that date.

          SECTION 1107.  Notes Payable on Redemption Date.

          Notice of redemption having been given as aforesaid, the Notes so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified (together with accrued interest, if any, to the Redemption Date), and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest) such Notes shall cease to bear interest. Upon surrender of any such Note for redemption in accordance with said notice, such Note shall be paid by the Company at the Redemption Price, together with accrued interest, if any, to the Redemption Date; provided, however, that installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Notes, or one or more Predecessor Notes, registered as such at the close of business on the relevant Regular Record Date or Special Record Date, as the case may be, according to their terms and the provisions of Section 311.

          Subject to Section 112 , if any Note called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium, if any) shall, until paid, bear interest from the Redemption Date at the rate borne by the Notes.

          SECTION 1108.  Notes Redeemed in Part.

          Any Note which is to be redeemed only in part (pursuant to the provisions of this Article) shall be surrendered at the office or agency of the Company maintained for such purpose pursuant to Section 1002 (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Note without service charge, a new Note or Notes, of any authorized denomination as requested by such Holder, in an aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Note so surrendered, provided, that each such new Note shall be in a principal amount of $1,000 or integral multiple thereof.

                                ARTICLE TWELVE

                   LEGAL DEFEASANCE AND COVENANT DEFEASANCE

          SECTION 1201. Company's Option to Effect Legal Defeasance or Covenant Defeasance.

          The Company and the Subsidiary Guarantors may, at their option by Board Resolution, at any time, with respect to the Notes, elect to have either
Section 1202 or Section 1203 be applied to all Outstanding Notes upon compliance with the conditions set forth below in this Article Twelve.

          SECTION 1202.  Legal Defeasance and Discharge.

          Upon the Company's exercise under Section 1201 of the option applicable to this Section 1202, the Company and any Subsidiary Guarantors shall be deemed to have been discharged from its obligations with respect to all Outstanding Notes on the date the conditions set forth in Section 1204 are satisfied (hereinafter, "Legal Defeasance"). For this purpose, such Legal Defeasance means that the Company and any Subsidiary Guarantors shall be deemed to have paid and discharged the entire Debt represented by the Outstanding Notes, which shall thereafter be deemed to be "Outstanding" only for the purposes of Section 1205 and the other Sections of this Indenture referred to in
(A) and (B) below, and to have satisfied all its other obligations under such Notes and this Indenture insofar as such Notes are concerned (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (A) the rights of Holders of Outstanding Notes to receive payments in respect of the principal of (and premium, if any, on) and interest on such Notes when such payments are due, (B) the Company's obligations to issue temporary Notes, register the transfer or exchange of any Notes, replace mutilated, destroyed, lost or stolen Notes, maintain an office or agency for payments in respect of the Notes and segregate and hold such payments in trust, (C) the rights, powers, trusts, duties and immunities of the Trustee (including pursuant to Section 607) and (D) the defeasance provisions of the Indenture.

          Subject to compliance with this Article Twelve, the Company may exercise its option under this Section 1202 notwithstanding the prior exercise of its option under Section 1203 with respect to the Notes.

          SECTION 1203.  Covenant Defeasance.

          Upon the Company's exercise under Section 1201 of the option applicable to this Section 1203, the Company and any Subsidiary Guarantors shall be released from their obligations under any covenant contained in Section 801 and in Sections 1009 through 1020 with respect to the Outstanding Notes on and after the date the conditions set forth below are satisfied (hereinafter, "Covenant Defeasance"), and the Notes shall thereafter be deemed not to be "Outstanding" for the purposes of any direction, waiver, consent or declaration or Act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "Outstanding" for all other purposes hereunder (it being understood that such Notes shall not be outstanding for accounting purposes). For this purpose, such Covenant Defeasance means that, with respect to the Outstanding Notes, the Company and any Subsidiary Guarantors may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 501(d), but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby.

          SECTION 1204.  Conditions to Legal Defeasance or Covenant Defeasance.

          The following shall be the conditions to application of either Section 1202 or Section 1203 to the Outstanding Notes:

          (a) the Company must irrevocably deposit or cause to be deposited with the Trustee, as trust funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of the Notes, money in an amount, or U.S. Government Obligations that through the scheduled payment of principal and interest thereon shall provide money in an amount, or a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay and discharge the principal of (and premium, if any, on) and interest on the Outstanding Notes at maturity (or upon redemption, if applicable) of such principal or installment of interest and premium, if any;

          (b) no Default or Event of Default has occurred and is continuing on the date of such deposit or, insofar as an event of bankruptcy under
     Section 501(h) is concerned, at any time during the period ending on the 91st day after the date of such deposit;

          (c) such defeasance or covenant defeasance must not result in a breach or violation of, or constitute a default under, this Indenture or any material agreement or instrument to which the Company or any Subsidiary Guarantor is a party or by which it is bound or cause the Trustee or the trust so created to be subject to the Investment Company Act of 1940;

          (d) in the case of defeasance, the Company must deliver to the Trustee an Opinion of Counsel stating that the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or since the date hereof, there has been a change in applicable federal income tax law, to the effect, and based thereon such opinion must confirm that, the Holders of the Outstanding Notes shall not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and shall be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;

          (e) in the case of covenant defeasance, the Company must have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of the Notes Outstanding shall not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance and shall be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred; and

          (f) the Company must have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to either Legal Defeasance or Covenant Defeasance, as the case may be, have been complied with.

          SECTION 1205. Deposited Money and U.S. Government Obligations to Be Held in Trust; Other Miscellaneous Provisions.

          Subject to the provisions of the last paragraph of Section 1003, all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 1205, the "Trustee") pursuant to Section 1204 in respect of the Outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal (and premium, if any) and interest, but such money need not be segregated from other funds except to the extent required by law.

          The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 1204 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the Outstanding Notes.

          Anything in this Article Twelve to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon Company
Request any money or U.S.   Government Obligations held by it as provided in
Section 1204 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent legal defeasance or covenant defeasance, as applicable, in accordance with this Article.

          SECTION 1206.  Reinstatement.

          If the Trustee or any Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with Section 1205 by reason of any legal proceeding or by any reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's and each Subsidiary Guarantor's obligations under this Indenture, the Notes and the Subsidiary Guarantees shall be revived and reinstated as though no deposit had occurred pursuant to Section 1202 or 1203, as the case may be, until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 1205; provided, however, that if the Company or any Subsidiary Guarantor makes any payment of principal of (or premium, if any) or interest on any Note following the reinstatement of its obligations, the Company or such Guarantor, as the case may be, shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money and U.S. Government Obligations held by the Trustee or Paying Agent.


                                ARTICLE THIRTEEN

                             SUBSIDIARY GUARANTEES

          SECTION 1301.  Subsidiary Guarantees.

          (a) Each Subsidiary Guarantor, hereby, jointly and severally, fully, absolutely, unconditionally and irrevocably guarantees to each Holder of a Note authenticated and delivered by the Trustee, and to the Trustee on behalf of each Holder, the punctual payment and performance when due of all Indenture Obligations which, for purposes of its Subsidiary Guarantee, shall also be deemed to include all commissions, fees, charges, costs and other expenses (including reasonable legal fees and disbursements of counsel) arising out of or incurred by the Trustee or the Holders in connection with the enforcement of any Subsidiary Guarantee. Without limiting the generality of the foregoing, each Subsidiary Guarantor's liability shall extend to all amounts that constitute part of the Indenture Obligations and would be owed by the Company to such Holder or the Trustee under the Notes or this Indenture but for the fact that they are unenforceable, reduced, limited, suspended or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving the Company.

          (b) Each Subsidiary Guarantor and by its acceptance hereof each Holder hereby confirms that it is the intention of all such parties that the guarantee by such Subsidiary Guarantor pursuant to its Subsidiary Guarantee not constitute a fraudulent transfer or conveyance for purposes of any federal or state law. To effectuate the foregoing intention, the Holders and each Subsidiary Guarantor hereby irrevocably agree that the obligations of such

Subsidiary Guarantor under its Subsidiary Guarantee shall be limited to the maximum amount as shall, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under its Subsidiary Guarantee or pursuant to paragraph (c) of this Section 1301, result in the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law.

          (c) In order to provide for just and equitable contribution among the Subsidiary Guarantors, the Subsidiary Guarantors agree, inter se, that in the event any payment or distribution is made by any Subsidiary Guarantor (a "Funding Guarantor") under its Subsidiary Guarantee, such Funding Guarantor shall be entitled to a contribution from each other Subsidiary Guarantor in a pro rata amount based on the Adjusted Net Assets of each Subsidiary Guarantor (including the Funding Guarantor) for all payments, damages and expenses incurred by the Funding Guarantor in discharging the Indenture Obligations of the Company or any other Subsidiary Guarantor's obligations with respect to its Subsidiary Guarantee. "Adjusted Net Assets" of such Subsidiary Guarantor at any date shall mean the lesser of (x) the amount by which the fair value of the property of such Subsidiary Guarantor exceeds the total amount of liabilities, including, without limitation, contingent liabilities (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date), but excluding liabilities under the Subsidiary Guarantee of such Subsidiary Guarantor at such date and (y) the amount by which the present fair salable value of the assets of such Subsidiary Guarantor at such date exceeds the amount that shall be required to pay the probable liability of such Subsidiary Guarantor on its debts (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date), excluding debt in respect of the Subsidiary Guarantee, as they become absolute and matured.

          SECTION 1302.  Guaranty Absolute.

          Each Subsidiary Guarantor guarantees that the Indenture Obligations shall be paid or performed strictly in accordance with the terms of the Notes and this Indenture, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Trustee or any Holder with respect thereto. The obligations of each Subsidiary Guarantor under its Subsidiary Guarantee are independent of the obligations of the Company under the Notes and this Indenture, and a separate action or actions may be brought and prosecuted against such Subsidiary Guarantor to enforce its Subsidiary Guarantee, irrespective of whether any action is brought against the Company or any other Subsidiary Guarantor or whether the Company or any other Subsidiary Guarantor is joined in any such action or actions. The liability of each Subsidiary Guarantor under its Subsidiary Guaranty shall be absolute and unconditional and the liability and obligations of such Subsidiary Guarantor hereunder shall not be released, discharged, mitigated, waived, impaired or affected in whole or in part by:

          (a) any lack of validity or enforceability of this Indenture or the Notes with respect to the Company or any Subsidiary Guarantor or any agreement or instrument relating thereto;

          (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Indenture Obligations, or any other amendment or waiver of or any consent to departure from this Indenture, including any increase in the Indenture Obligations resulting from the extension of additional credit to the Company or otherwise;

          (c) the failure to give notice to the Subsidiary Guarantor of the occurrence of a Default under the provisions of this Indenture or the Notes;

          (d) any taking, release or amendment or waiver of or consent to departure from any other guarantee, for all or any of the Indenture Obligations;

          (e) any failure, omission, delay by or inability on the part of the Trustee or the Holders to assert or exercise any right, power or remedy conferred on the Trustee or the Holders in this Indenture or the Notes;

          (f) any change in the corporate structure, or termination, dissolution, consolidation or merger of the Company or any guarantor with or into any other entity, the voluntary or involuntary liquidation, dissolution, sale or other disposition of all or substantially all the assets of the Company or any guarantor, the marshalling of the assets and liabilities of the Company or any guarantor, the receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition with the creditors, or readjustment of, or other similar proceedings affecting the Company or any guarantor, or any of the assets of any of them;

          (g) the assignment of any right, title or interest of the Trustee or any Holder in this Indenture or the Notes to any other Person; or

          (h) any other event or circumstance (including any statute of limitations), whether foreseen or unforeseen and whether similar or dissimilar to any of the foregoing, that might otherwise constitute a defense available to, or a discharge of, the Company or a guarantor, other than payment in full of the Indenture Obligations; it being the intent of the Subsidiary Guarantor that its obligations hereunder shall not be discharged except by payment of all amounts owing pursuant to this Indenture or the Notes.

The Subsidiary Guarantee of each Subsidiary Guarantor shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Indenture Obligations is rescinded or must otherwise be returned by any Holder or the Trustee upon the insolvency, bankruptcy or reorganization of the Company or otherwise, all as though such payment had not been made. Each Subsidiary Guarantor further agrees, to the fullest extent that it may lawfully do so, that, as between such Subsidiary Guarantor on the one hand, and the Holders and the Trustee, on the other hand,
(i) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Five of this Indenture for the purposes of each Subsidiary Guarantee, notwithstanding any stay, injunction or other prohibition extant under any applicable bankruptcy law preventing such acceleration in respect of the obligations guaranteed hereby and (ii) in the event of any declarations of acceleration of such obligations as provided in Article Five of this Indenture, such obligations (whether or not due and payable) shall forthwith become due and payable by the Subsidiary Guarantor for the purpose of its Subsidiary Guarantee.

          SECTION 1303.  Waivers.

          (a) Each Subsidiary Guarantor hereby expressly waives (to the extent permitted by law) notice of the acceptance of its Subsidiary Guarantee and notice of the existence, renewal, extension or the non-performance, non-payment, or non-observance on the part of the Company of any of the terms, covenants, conditions and provisions of this Indenture or the Notes or any other notice whatsoever to or upon the Company or such Subsidiary Guarantor with respect to the Indenture Obligations. Each Subsidiary Guarantor hereby acknowledges communication to it of the terms of this Indenture and the Notes and all of the provisions herein contained and consents to and approves the same. Each Subsidiary Guarantor hereby expressly waives (to the extent permitted by law) diligence, presentment and protest.

          (b) Without prejudice to any of the rights or recourse which the Trustee or the Holders may have against the Company, each Subsidiary Guarantor hereby expressly waives (to the extent permitted by law) any right to require the Trustee or the Holders to:

          (1) initiate or exhaust any rights, remedies or recourse against the Company, any Subsidiary Guarantor or any other Person;

          (2) value, realize upon, or dispose of any security of the Company or any other Person held by the Trustee or the Holders; or

          (3) initiate or exhaust any other remedy which the Trustee or the Holders may have in law or equity;

before being entitled to demand payment from any Subsidiary Guarantor under any Subsidiary Guarantee.

          SECTION 1304.  Subrogation.

          Each Subsidiary Guarantor shall not exercise any rights that it may acquire by way of subrogation under this Subsidiary Guarantee, by any payment made hereunder or otherwise, until all the Indenture Obligations shall have been paid in full. If any amount shall be paid to any Subsidiary Guarantor on account of any such subrogation rights at any time when all the Indenture Obligations shall not have been paid in full, such amount shall be held in trust for the benefit of the Holders and the Trustee and shall forthwith be paid to the Trustee, on behalf of the Holders, to be credited and applied to the Indenture Obligations, whether matured or unmatured.

          SECTION 1305.  No Waiver; Remedies.

          No failure on the part of any Holder or the Trustee to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

          SECTION 1306. Continuing Guaranty; No Right of Set-Off; Independent Obligation.

          (a) This Subsidiary Guarantee is a continuing guarantee of the payment and performance of all Indenture Obligations and shall remain in full force and effect until the payment in full of all of the Indenture Obligations and all other amounts payable under this Subsidiary Guarantee and shall apply to and secure any ultimate balance due or remaining unpaid to the Trustee or the Holders; and this Subsidiary Guarantee shall not be considered as wholly or partially satisfied by the payment or liquidation at any time or from time to time of any sum of money for the time being due or remaining unpaid to the Trustee or the Holders. Each Subsidiary Guarantor covenants and agrees to comply with all obligations, covenants, agreements and provisions applicable to it in this Indenture.

          (b) Each Subsidiary Guarantor hereby guarantees that the Indenture Obligations shall be paid to the Trustee without set-off or counterclaim or other reduction whatsoever (whether for taxes, withholding or otherwise) in lawful currency of the United States of America.

          (c) Each Subsidiary Guarantor guarantees that the Indenture Obligations shall be paid strictly in accordance with their terms regardless of any lack of validity or enforceability of any of such terms or the rights of the Holders with respect thereto.

          (d) Each Subsidiary Guarantor's liability to pay or perform or cause the performance of the Indenture Obligations under this Subsidiary Guarantee shall arise forthwith after demand for payment or performance by the Trustee has been given to such Subsidiary Guarantor in the manner prescribed in this Indenture.

          SECTION 1307. Subsidiary Guarantors May Consolidate, Etc. on Certain Terms.

          (a) Nothing contained in this Indenture or in any of the Notes shall prevent any consolidation or merger of a Subsidiary Guarantor with or into another Subsidiary Guarantor or shall prevent any sale or conveyance of the property of a Subsidiary Guarantor as an entirety or substantially as an entirety to another Subsidiary Guarantor, which consolidation, merger, sale or conveyance is otherwise in accordance with the terms of this Indenture.

          (b) Other than as set forth in paragraph (a) of this Section, no Subsidiary Guarantor may consolidate with or merge with or into (whether or not such Subsidiary Guarantor is the surviving Person) another Person whether or not affiliated with such Subsidiary Guarantor unless: (i) subject to the provisions of Section 1309, the Person formed by or surviving such consolidation or merger (if other than such Subsidiary Guarantor) assumes all of the obligations of such Subsidiary Guarantor under the Indenture and its Subsidiary Guarantee, pursuant to a supplemental indenture in form and substance satisfactory to the Trustee and (ii) immediately after giving effect to such transaction, no Default or Event of Default has occurred and is continuing.

          SECTION 1308.  Additional Subsidiary Guarantors.

          The Company shall cause each Person that becomes a Restricted Subsidiary after the date of this Indenture to become a Subsidiary Guarantor with respect to the Indenture Obligations by executing and delivering a supplemental indenture to this Indenture providing for a Subsidiary Guarantee by such Restricted Subsidiary and by causing such Person to execute and deliver such supplemental indenture in accordance with the terms of this Article Thirteen; provided that any such Restricted Subsidiary that is organized outside of the United States shall not be required to provide a Subsidiary Guarantee so long as such Restricted Subsidiary has not guaranteed any other Debt of the Company or any other Restricted Subsidiary. The Company shall deliver to the Trustee, together with the supplemental indenture referred to above, an Opinion of Counsel that such Subsidiary Guarantee is a legal, valid, binding and enforceable obligation of such Subsidiary Guarantor, subject to customary local law exceptions and customary exceptions for bankruptcy and equitable principles.

          The Company hereby represents, that no Restricted Subsidiaries and no Subsidiary Guarantors are in existence as of the date hereof.

          SECTION 1309.  Releases.

          (a) Concurrently with any consolidation or merger of a Subsidiary Guarantor or any sale or conveyance of the property of a Subsidiary Guarantor as an entirety or substantially as an entirety, in each case as permitted by
Section 1307, and upon delivery by the Company to the Trustee of an Officers' Certificate and an Opinion of Counsel, each to the effect that (i) such consolidation, merger, sale or conveyance was or shall be made by a Subsidiary Guarantor in accordance with Section 1307, and (ii) all conditions precedent to such release have been satisfied, the Trustee shall promptly execute any documents reasonably required in order to evidence the release of such Subsidiary Guarantor from its obligations under its Subsidiary Guarantee. Any Subsidiary Guarantor not released from its obligations under its Subsidiary Guarantee under this Article Thirteen shall remain liable for the full amount of the Indenture Obligations under its Subsidiary Guarantee.

          (b) Concurrently with the Legal Defeasance of the Notes under Section 1202 hereof or the Covenant Defeasance of the Notes under Section 1203 hereof, the Subsidiary Guarantors shall be released from all of their obligations under their Subsidiary Guarantees.

          (c) Upon (i) a sale, transfer or other disposition of all of the Capital Stock of a Subsidiary Guarantor to a Person that is not an Affiliate of the Company, (ii) a sale, transfer or other disposition of all or substantially all of the assets of a Subsidiary Guarantor to a Person that is not an Affiliate of the Company, or (iii) the designation of such Subsidiary Guarantor as an Unrestricted Subsidiary, in any such case in compliance with the terms of this Indenture, then such Subsidiary Guarantor shall be deemed automatically and unconditionally released and discharged from all of its obligations under its Subsidiary Guarantee without any further action on the part of the Trustee or any Holder of the Notes; provided that the Net Proceeds of any such sale, transfer or other disposition are applied in accordance with Section 1012.

          IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.

                                    DRYPERS CORPORATION,
                                     a Delaware corporation


                                    By
                                    Name:
                                    Title:


                                    BANKERS TRUST COMPANY,
                                     as Trustee


                                    By
                                    Name:
                                    Title: